WAREHOUSING CREDIT AND SECURITY AGREEMENT (SINGLE-FAMILY MORTGAGE LOANS)

BETWEEN

Amstar Mortgage Corporation,
a Texas corporation

and

Franklin Bank, SSB
a Texas state savings bank

Dated as of April 19, 2004

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WAREHOUSING CREDIT AND SECURITY AGREEMENT

THIS WAREHOUSING CREDIT AND SECURITY AGREEMENT (this "Agreement"), is dated as of April 19, 2004, by and between AMSTAR MORTGAGE CORPORATION, a Texas corporation (the "Company"), having its principal office at 10851 Scarsdale Blvd #800, Houston TX, and FRANKLIN BANK, SSB, a Texas state savings bank (the "Lender"), having an office at 9800 Richmond, Suite 680, Houston, Texas 77042.

WHEREAS, the Company has requested the Lender to make certain loans to the Company to finance the origination or purchase of Eligible Mortgage Loans (as that term is herein defined) which loans are for the benefit of the Company;

WHEREAS, the Lender is willing to make such loans as herein provided, upon the terms, agreements and covenants and subject to the conditions hereinafter set forth and in reliance on the representations and warranties herein made and referred to; and

WHEREAS, the Company and the Lender desire to set forth herein the terms and conditions upon which the Lender shall provide warehouse financing to the Company;

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1. DEFINITIONS.

1.1 Defined Terms. Capitalized terms defined below or elsewhere in this Agreement (including the exhibits hereto) shall have the following meanings:

"Adjusted Tangible Net Worth" means, with respect to any Person at any date, that Person's Tangible Net Worth as of such date, plus Subordinated Debt of that Person as of such date.

"Advance" means a disbursement by the Lender under the Commitment pursuant to Article 2 of this Agreement.

"Advance Request" has the meaning set forth in Section 2.2(a) hereof.

"Affiliate" of any Person means (i) any other Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person or (ii) any other Person who is director, officer or employee (a) of such Person or (b) of any Person described in the preceding clause (i). For purposes of this definition "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise or owning or possessing the power to vote ten percent (10%) or more of any class of voting securities of any Person. Without limiting the generality of the foregoing, for purposes of this Agreement, Company and each of its respective Subsidiaries shall be deemed to be Affiliates of one another.

"Aged Mortgage Loans" means an Eligible Mortgage Loan that has been included in Collateral for a period of more than ninety (90) days.

"Agreement" means this Warehousing Credit and Security Agreement (Single Family Mortgage Loans), either as originally executed or as it may from time to time be supplemented, modified or amended.

"Alt A Mortgage Loan" means a Mortgage Loan that (i) has a credit grade of "Alt A" under traditional standards imposed by whole loan purchasers, relevant rating agencies, and pool insurers, and (ii) has a FICO (Fair Isaac & Company) score of at least 575.

"Applicable Law" means the laws of the State of Texas and the United States of America in effect from time to time and applicable to the transactions between the Lender and the Company pursuant to this Agreement and the other Loan Documents whichever permits the charging and collection of the highest nonusurious rate of interest on such transactions. For purposes of determining Texas law with respect to the highest nonusurious rate of interest, the weekly ceiling permitted under Chapter 303 of the Texas Finance Code, as amended, shall be controlling.

"Bailee Letter" has the meaning set forth in Section 3.3 hereof.

"Business Day" means any day excluding Saturday, Sunday and any day on which Lender is closed for business.

"Capitalized Lease" means any lease under which rental payments are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

"Capitalized Rentals" means the amount of aggregate rentals due and to become due under all Capitalized Leases under which the Company is a lessee that would be reflected as a liability on a balance sheet of the Company.

"Change of Control" means

(a) a sale of substantially all of the Company's assets to any Person or related group of Persons; or

(b) without the Lender's prior written consent, any merger or consolidation of the Company with or into another Person with the effect that Howard Wayland, Jr. holds less than ninety percent (90%) of the total voting power entitled to vote in election of directors, managers, or trustees of the survivor of such merger or consolidation; or

(c) the occurrence of any event after which Howard Wayland, Jr. no longer owns ninety percent (90%) or more of the total voting power entitled to vote in election of directors of the Company; or

(d) Howard Wayland, Jr. is no longer President of the Company.

"Collateral" has the meaning set forth in Section 3.1 hereof.

"Collateral Documents" means all of the documents and other items described on **Exhibit "C"** hereto and required to be delivered to the Lender in connection with an Advance.

"Collateral Value" means, as of the date of any determination,

(a) with respect to any Eligible Mortgage Loan an amount equal to the lesser of: (i) the Par Value of such Eligible Mortgage Loan; or (ii) the Take-Out Price of such Eligible Mortgage Loan;

(b) with respect to any Mortgage Loan that is not or ceases to be an Eligible Mortgage Loan, the Collateral Value thereof shall equal $0.00.

"Commitment" has the meaning set forth in Section 2.1(a) hereof.

"Commitment Amount" means, on any day, FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00)

"Company" has the meaning set forth in the first paragraph of this Agreement.

"Conventional Mortgage Loan" means a Single-family Mortgage Loan, other than an FHA Loan or VA Loan, that complies with all applicable requirements, except for the Mortgage Note Amount, for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract.

"Credit A Mortgage Loan" means a FHA Loan, VA Loan, or Conventional Mortgage Loan.

"Debt" means, with respect to any Person, at any date (a) all indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date loan loss reserves, deferred taxes arising from capitalized excess service fees, and operating leases. With respect to the Company, the term "Debt" shall include all off balance sheet warehouse loan obligations owed to any Person, including, without limitation, indebtedness or other obligations of the Company under any repurchase arrangements obligating Company to repurchase or purchase Mortgage Loans sold by Company to any Person.

"Default" means the occurrence of any event or existence of any condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

"Default Rate" has the meaning set forth in Section 2.4(c) hereof.

"Eligible Mortgage Loan" means a Credit A Mortgage Loan, an Alt A Mortgage Loan, or a Second Mortgage Loan or a Subprime Mortgage Loan that, at all times during the term of this Agreement, (a) is evidenced by loan documents that are the standard forms approved by VA, FHA, FNMA, or FHLMC or forms previously approved, in writing, by the Lender in its sole discretion; (b) is validly pledged to the Lender, subject to no other Liens or, in the case of a Second Mortgage Loan, is subject only to one other Lien; (c) is secured by a First Mortgage or, in the case of a Second Mortgage Loan, is secured by a Second Mortgage, in each case, against residential real property improved by a one-to-four family dwelling or, if the same satisfies applicable VA, FNMA, FHA or FHLMC guidelines, a single unit condominium, but not a co-op, a multi-family dwelling for more than four families, or by manufactured housing; (d) is not in default in the payment of principal and interest or in the performance of any obligation under the Mortgage Note or the Mortgage evidencing or securing such Mortgage Loan; (e) has closed less than 15 days prior to the date of the Advance made in connection with such Mortgage Loan; (f) is covered by a valid and unexpired Purchase Commitment submitted by the Company in connection with the related Advance Request for such Mortgage Loan and satisfies the requirements of such Purchase Commitment; and (g) has not been acquired by Company under a repurchase agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

"Event of Default" means any of the conditions or events set forth in Section 8.1 hereof.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

"FHA" means the Federal Housing Administration and any successor thereto.

"FHA Loan" means a Single-family Mortgage Loan, payment of which is partially or completely insured by the FHA under the National Housing Act or Title V of the Housing Act of 1949 or with respect to which there is a current, binding and enforceable commitment for such insurance issued by the FHA.

"FHLMC" means the Federal Home Loan Mortgage Corporation and any successor thereto.

"FICA" means the Federal Insurance Contributions Act.

"First Mortgage" means a Mortgage that grants a first Lien on the residential real property covered thereby.

"First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

"Floating Rate" has the meaning set forth in Section 2.4(a) hereof.

"FNMA" means the Federal National Mortgage Association and any successor thereto.

"Funding Account" means the non-interest bearing demand checking account established with, maintained by, and pledged to Lender into which shall be deposited the proceeds of Advances to be wired transferred to the Closing Agent, and the wired proceeds from any sale of Collateral. The Lender shall have the sole signing authority with respect to the Funding Account.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

"Governmental Authority" means any foreign governmental authority, the United States of America, and state of the Untied States of America, and any political subdivision of any of them and any agency, department, commission, board, bureau, court or other tribunal.

"Guarantors" means, whether one or more, Howard Wayland, Jr.

"Guaranty Agreements" means the guaranty agreements in substantially the form of **Exhibit "O"** attached hereto, dated of even date herewith executed by each of the Guarantors and any modifications, restatements or amendments thereto.

"Hedging Report" means a monthly report, in a format acceptable to the Lender that identifies all Mortgage Loans originated or purchased by the Company that: are not subject to rate lock agreements with Investors or are not covered by a Purchase Commitment, and, in either case, have not been purchased by an Investor.

"HUD" means the Department of Housing and Urban Development and any successor thereto.

"Indebtedness" means and includes, without duplication, (1) all items which in accordance with GAAP, consistently applied, would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined; (2) Capitalized Rentals under any Capitalized Lease, (3) guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (4) indebtedness secured by any mortgage, pledge, security interest or other Lien existing on any property owned by the Person with respect to which indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed.

"Indemnified Liabilities" has the meaning set forth in Article 10 hereof.

"Interim Date" has the meaning set forth in Section 4.1(a)(4) hereof.

"Internal Revenue Code" means the Internal Revenue Code of 1986, or any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

"Investor" means any of the Persons listed in **Exhibit "L"** hereto or a financially responsible institution which is acceptable to Lender, in its sole discretion; provided that at any time by written notice to Company Lender may disapprove any Investor in its sole discretion, whether or not that Person is named as an Investor in this definition or in **Exhibit "L"** or has been previously approved as an Investor by Lender. Upon receipt of such notice, the Persons named in Lender's notice shall no longer be Investors from and after the date of the receipt of such notice.

"Lender" has the meaning set forth in the first paragraph of this Agreement.

"Leverage Ratio" means the ratio of the Company's Indebtedness to its Adjusted Tangible Net Worth.

"LIBOR Rate" means a rate of interest equal to the London Interbank Offered Rate for U. S. dollar deposits for an interest period of one month as quoted or published by Telerate, Bloomberg or any other rate quoting service, selected by Lender in its sole discretion for any day during a given month. In the event such rate ceases to be published or quoted, LIBOR Rate shall mean a comparable rate of interest reasonably selected by Lender. Lender's determination of the LIBOR Rate shall be conclusive and binding on the Company, absent manifest error.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

"Loan Closing Account" means a demand deposit account maintained on deposit with the Lender for which the Company's designated officers or representatives have signing authority.

"Loan Documents" means this Agreement, the Note, the Guaranty, and each other document, instrument or agreement executed by the Company or any other Person in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

"Loan Settlement Check" means the check issued by the Company and drawn against the Loan Closing Account, which is used to fund or purchase an Eligible Mortgage Loan.

"Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

"Maximum Rate" means the maximum lawful non-usurious rate of interest (if any) that, under Applicable Law, the Lender may charge the Company on the Advances

from time to time. To the extent that the interest rate laws of the State of Texas are applicable and unless changed in accordance with law, the applicable rate ceiling shall be the weekly ceiling determined in accordance with Chapter 303 of the Texas Finance Code, as amended.

"Monthly Average LIBOR Rate" means the average of all LIBOR Rates quoted during a given month. In the event (i) the Note is paid in full and the Commitment is terminated prior to a month end; or (ii) the initial Advance hereunder occurs on a date other than the first day of that month on which LIBOR Rates are quoted, the Monthly Average LIBOR Rate shall mean, in the case of clause (i), the average of all LIBOR Rates quoted that month up to and including the last Business Day prior to such payment in full; or, in the case of clause (ii), the LIBOR Rates quoted on the date of the initial Advance through the end of that month.

"Monthly Average Prime Rate" means the average of all Prime Rates quoted during a given month. In the event (i) the Note is paid in full and the Commitment is terminated prior to a month end; or (ii) the initial Advance hereunder occurs on a date other than the first day of that month on which Prime Rates are quoted, the Monthly Average Prime Rate shall mean, in the case of clause (i), the average of all Prme Rates quoted that month up to and including the last Business Day prior to such payment in full; or, in the case of clause (ii), the Prime Rates quoted on the date of the initial Advance through the end of that month.

"Mortgage" means a deed of trust, mortgage, or trust deed on residential real property consisting of land and a single-family dwelling thereon which is completed and ready for occupancy.

"Mortgage-backed Securities" means a security in respect of an underlying pool of related Mortgage Loans that is issued in certificate or book-entry form.

"Mortgage Loan" means any loan evidenced by a Mortgage Note. A Mortgage Loan, unless otherwise expressly stated herein, means a Single-family Mortgage Loan.

"Mortgage Note" means a note secured by a Mortgage.

"Mortgage Note Amount" means, as of the date of determination, the then outstanding unpaid principal amount of a Mortgage Note.

"Mortgaged Property" means the property, real, personal, tangible or intangible, securing a Mortgage Note.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA that is maintained for employees of the Company or a Subsidiary of the Company.

"Note" has the meaning set forth in Section 2.3 hereof.

"Notices" has the meaning set forth in Article 9 hereof.

"Obligations" means any and all indebtedness, obligations and liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents, or any of them, and any renewals, extensions, enlargements, reinstatements or rearrangements thereof.

"Operating Account" means the Company's operating demand deposit account, maintained on deposit with the Lender over which the Company's designated officers or representatives shall have signing authority and against which the Lender may unilaterally debit, from time to time, interest payments due or the excess, if any, of any Loan Settlement Check over the amount of the Advance credited to the Loan Closing Account with respect to the related Mortgage Loan.

"Officer's Certificate" means a certificate executed on behalf of the Company by its chief financial officer or its treasurer or by such other officer as may be designated herein, in the form of **Exhibit "F"** hereto.

"Par Value" means, with respect to any Mortgage Loan at the time of any determination, the unpaid principal balance of such Mortgage Loan on such date.

"Participant" has the meaning set forth in Section 12.5 hereof.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and federal and state governments and agencies or regulatory authorities and political subdivisions thereof.

"Plans" has the meaning set forth in Section 5.10 hereof.

"Pledged Mortgages" has the meaning set forth in Section 3.1(a) hereof.

"Prime Rate" means, on any day, the prime rate for that day as announced by Lender. The Prime Rate is a reference rate and does not necessarily represent Lender's best or lowest rate or a favored rate and Lender disclaims any statement, representation or warranty to the contrary. Any rate of interest based on the Prime Rate shall be adjusted as of the effective date of each change in the Prime Rate. Should any issue ever arise in any forum or under any circumstances as to the amount of the Prime Rate for any then-current or past day, a certificate of the chief credit officer of Lender stating the Prime Rate for that day shall conclusively establish what the Prime Rate was for that day unless plainly wrong.

"Purchase Commitment" means a written commitment, in form and substance satisfactory to the Lender, issued in favor of the Company by an Investor pursuant to which that Investor commits to purchase a specific Mortgage Loan of a particular type and yield owned by Company at a committed price.

"Redemption Amount" has the meaning set forth in Section 3.5 hereof.

"RICO" means the Racketeer Influenced and Corrupt Organizations Act of 1970, as amended.

"Second Mortgage" means a Mortgage that grants a second Lien on the residential real property secured thereby.

"Second Mortgage Loan" means a Mortgage Loan secured by a Second Mortgage.

"Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, pursuant to which such Person has the right to service Mortgage Loans.

"Servicing Rights" means the obligations, rights, remedies, powers, privileges, benefits and responsibilities of a Person to service Mortgage Notes for any Investor under any Servicing Contract, including, without limitation, (i) the right to receive servicing fees, termination fees, net sales proceeds, late charges, insufficient fund fees, and other ancillary income relating to the Mortgage Notes (ii) the right to hold and administer the escrow accounts, and (iii) the right to all loan files, insurance files, tax records, collection records, documents, ledgers, computer printouts, computer tapes and other records, data or information relating to the Mortgage Notes, the escrow accounts or the servicing or otherwise necessary or proper to perform the obligations of servicer.

"Single-family Mortgage Loan" means a Mortgage Loan secured by a Mortgage covering improved real property containing a completed one to four family residence ready for occupancy.

"Statement Date" has the meaning set forth in Section 4.1(a)(5) hereof.

"Subprime Mortgage Loan" means a Single-family Mortgage Loan that (a) is, in the reasonable judgment of the Lender, consistent in all respects with traditional standards imposed by whole loan purchasers, relevant rating agencies and pool insurers for classification as "A-", "B", or "C" Mortgage Loans, and (b) has a FICO (Fair Isaac & Company) score of not less than 580 and not more than 620.

"Subordinated Debt" means, with respect to any Person, all Indebtedness of such Person, for borrowed money, which is, by its terms (which terms shall have been approved by the Lender) or by the terms of a subordination agreement, in form and substance satisfactory to the Lender, effectively subordinated in right of payment to all other present and fixture obligations and all indebtedness of such Person, of every kind and character, owed to the Lender.

"Subsidiary" means any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

"Take-Out Price" means, with respect to any Mortgage Loan, the price at which an Investor has agreed to purchase such Mortgage Loan, as specified by or calculated in accordance with the terms of the Purchase Commitment issued by such Investor and covering such Mortgage Loan.

"Tangible Net Worth" means, with respect to any Person at any date, the sum of the total partners' capital in such Person (including paid-in capital stock, and retained earnings), on a consolidated basis; less the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP), including without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, franchises, and capitalized servicing rights, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.3 hereof; provided that, for purposes of this Agreement, there shall be excluded from total assets, advances or loans to partners, officers or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of such Person and those other assets which would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in the Audit Guide for Audit of Approved Non-Supervised Mortgagees", as in effect as of such date. For the purposes of calculating the Tangible Net Worth of such Person, Subordinated Debt of such Person shall be excluded from the liabilities of such Person.

"Termination Date" means April 4, 2005 or such earlier date upon which Lender's obligation to fund shall be terminated pursuant to the terms of this Agreement.

"Tribunal" means any court or governmental department, commission, board, bureau, agency, or instrumentality of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

"VA" means the Veterans Administration and any successor thereto.

"VA Loan" means a Single-family Mortgage Loan, payment of which is partially or completely guaranteed by the VA under the Servicemen's Readjustment Act of 1944 or Chapter 37 of Title 38 of the United States Code or with respect to which there is a current binding and enforceable commitment for such a guaranty issued by the VA.

"Wet Settlement Advance" means a disbursement by the Lender under the Commitment and pursuant to Section 2.2(a) of this Agreement, in respect of the closing or settlement of a Single-family Mortgage Loan, prior to delivery and examination of all Collateral Documents for such Mortgage Loan.

1.2 Other Definitional Provisions.

(a) Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

(b) Defined terms may be used in the singular or the plural, as the context requires.

2. THE CREDIT.

2.1 The Commitment.

(a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees, from time to time during the period from the date hereof to and including the Termination Date, to make Advances to the Company, provided the sum of the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed the Commitment Amount. The obligation of the Lender to make Advances hereunder up to such limit is hereinafter referred to as the "Commitment." Within the Commitment, the Company may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations of the Company to the Lender.

(b) Advances shall be used by the Company solely for the purpose of funding the origination or purchase of Eligible Mortgage Loans and none other, and shall be made at the request of the Company in the manner hereinafter provided in Section 2.2, against the pledge of such Mortgage Loans and such other collateral as is set forth in Section 3.1 hereof as Collateral therefor. Advances shall also be subject to the following restrictions::

(1) Advances shall be made for the purpose of funding the origination or purchase of Mortgage Loans that are Eligible Mortgage Loans and, without limiting the foregoing, no Advance shall be made or permitted hereunder against home equity lines of credit, or one time construction-to-permanent mortgage loans.

(2) The aggregate amount of all Advances against Second Mortgage Loans outstanding at any one time shall not exceed FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00).

(3) The principal amount of any single Advance against any Eligible Mortgage Loan shall not exceed SIX HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($650,000.00), or such greater amount that the Lender may, within its sole discretion, approve in writing, with respect to a specific Eligible Mortgage Loan.

(c) No Advance against an Eligible Mortgage Loan shall exceed the following amounts: (i) with respect to a Mortgage Loan that is not a Franklin Mortgage Loan or a Second Mortgage Loan, an amount equal to ninety-eight percent (98%) of the Collateral Value of such Mortgage Loan determined as of the date is pledged to the Lender; (ii) with respect to a Mortgage Loan that is a Second Mortgage Loan, but not a Franklin Mortgage Loan or , an amount equal to ninety-five percent (95%) of the Collateral Value of such Mortgage Loan determined as of the date is pledged to the Lender; and (ii) with respect to a Franklin Mortgage Loan, an amount equal to one hundred percent (100%) of the Collateral Value of such Mortgage Loan determined as of the date it is pledged to the Lender.

2.2 Procedures for Obtaining Advances.

(a) The Company may obtain an Advance hereunder subject to the following:

(1) The Company may obtain an Advance hereunder, subject to the satisfaction of the conditions set forth in Sections 4.1 and 4.2 hereof, upon compliance with the procedures set forth in this Section 2.2 and in **Exhibit "C"** attached hereto and made a part hereof. Requests for Advances shall be initiated by the Company by delivering to the Lender and its designee, by fax (with original to be sent immediately thereafter by overnight mail) or email a completed and signed request for an Advance (an "Advance Request") in the form of **Exhibit "A"** attached hereto and made apart hereof. The Lender shall have the right, on not less than three (3) Business Days' prior notice to the Company, to modify the Advance Request or any exhibits hereto to conform to current legal requirements or Lender practices, and, as so modified, said Advance Request or exhibits shall be deemed a part hereof. In consideration of the Lender permitting the Company to make Advance Requests by fax or email, the Company covenants and agrees to assume liability for and to protect, indemnify and save the Lender harmless from, any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees and expenses of employees, which may be imposed, incurred by or asserted against the Lender by reason of any loss, damage or claim howsoever arising or incurred because of, out of or in connection with (i) any action of the Lender pursuant to Advance Requests by fax or email, (ii) the breach of any provisions of this Agreement by the Company, (iii) the transfer of funds pursuant to such Advance Requests by fax or email, or (iv) the Lender's honoring or failing to honor any Advance Request by fax or email. The Lender is entitled to rely upon and act upon Advance Requests by fax or email, and the Company shall be unconditionally and absolutely estopped from denying (x) the authenticity and validity of any such transaction so acted upon by the Lender once the Lender has advanced funds and has deposited or transferred such funds as requested in any such Advance Request by fax or email, and (y) the Company's liability and responsibility therefor.

(2) In the case of any Wet Settlement Advances, the Company shall follow the procedures and, at or prior to the Lender's making of such Wet Settlement Advance, shall deliver to the Lender or its designee the documents set forth in Section II of **Exhibit "C"** hereto. In case of Collateral financed through a Wet Settlement Advance, the Company shall cause all Collateral Documents to be delivered to the Lender or its designee within five (5) Business Days after the date of the Wet Settlement Advance relating thereto.

(3) Before funding, the Lender and its designee shall have a reasonable time to examine such Advance Request and the Collateral Documents to be delivered prior to such requested Advance, as set forth in the applicable Exhibit hereto, and may reject such of them as do not meet the requirements of this Agreement or of the related Purchase Commitment. The Advance Request

and the Collateral Documents must be received by Lender no later than 2:00 p.m. Houston, Texas time in order for funding to occur the following day provided that all conditions to such Advance have been satisfied.

(b) To make an Advance in the form of a wire transfer, the Lender shall credit the Funding Account upon compliance by the Company with the terms of this Agreement and shall wire transfer the amount of the Advance from the Funding Account, to the designated Closing Agent. For other Advances, the Lender shall credit the amount thereof to the Loan Closing Account, upon Company's compliance with the terms of this Agreement.

2.3 Note. The Company's obligation to pay the principal of, and interest on, all Advances made by the Lender shall be evidenced by a promissory note (the "Note") of the Company dated as of the date hereof, in form of **Exhibit "N"** hereto. The term "Note" shall include all extensions, renewals, increases, and modifications of the Note and all substitutions and replacements therefor. All terms and provisions of the Note are hereby incorporated herein.

2.4 Interest.

(a) (1) Except as provided in Section 2.4(c) below, the unpaid amount of each Advance against Mortgage Loans that are Credit A Mortgage Loans or Alt A Mortgage Loans, but not Aged Mortgage Loans shall bear interest from the date of such Advance until paid in full at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 100 basis points (1.00%) per annum over the Monthly Average Prime Rate.

(2) Except as provided in Section 2.4(c) below, the unpaid amount of each Advance outstanding against Subprime Mortgage Loans or Second Mortgage Loans shall bear interest from the date of such Advance until such Advance is paid in full at a rate of interest equal to the lesser of (i) the Maximum Rate or (ii) a floating rate of interest ("Floating Rate") which is equal to 150 basis points (1.50%) per annum over the Monthly Average Prime Rate.

(3) Except as provided in Section 2.4(c) below, the unpaid amount of each Advance outstanding against Aged Mortgage Loans shall bear interest from the date such Mortgage Loans become Aged Mortgage Loans until such Advance is paid in full at a rate of interest equal to the lesser of (i) the Maximum Rate or (ii) a floating rate of interest ("Floating Rate") which is equal to 150 basis points (1.50%) per annum over the Monthly Average Prime Rate.

(b) Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable daily in arrears, on the first day following receipt of take out proceeds from investor, commencing with the first month following the date of this Agreement, and continuing regularly on the 1st day of each succeeding calendar month thereafter until the Termination Date when the entire outstanding principal balance of the Note together with all accrued and unpaid interest thereof shall immediately become due and payable. The

Lender is hereby authorized to debit the amount of the interest then due and payable under this Agreement from the Operating Account on the 1st day of each calendar month. In the event of any insufficiency in the Operating Account for such interest payments, the Company shall immediately, and without prior notice and demand, remit the deficiency to the Lender.

(c) Obligations not paid when due (whether at stated maturity, upon acceleration following the occurrence of an Event of Default or otherwise) shall bear interest, from the date due until paid in full, at a rate of interest ("Default Rate") at all times equal to the lesser of (i) four percent (4%) per annum over the applicable Floating Rate; or (ii) the Maximum Rate, said interest to be payable on demand by Lender.

2.5 Principal Payments.

(a) The outstanding unpaid principal amount of all Advances shall be payable in full on Termination Date.

(b) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty.

(c) The Company shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to charge the Loan Closing Account, the Funding Account, the Operating Account, or any other accounts of the Company (excluding any monies held by Company in trust for third parties) in Lender's possession in the amount equal to the Redemption Amount with respect to a specific Mortgage Loan, upon the earliest occurrence of any of the following events:

(1) The expiration of ninety (90) days from the date of any Advance for any Mortgage Loan (excluding Aged Mortgage Loans);

(2) The expiration of thirty (30) days from the date the Mortgage Loan was delivered to an Investor for examination and purchase, without the purchase being made, or upon rejection of the Mortgage Loan as unsatisfactory by an Investor;

(3) The expiration of five (5) Business Days from the date a Wet Settlement Advance was made without receipt of all Collateral Documents relating to such Mortgage Loan (as specified in Part I of Exhibit C), or such Collateral Documents, upon examination by the Lender, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment;

(4) The expiration of ten (10) calendar days from the date a Collateral Document in connection with such Mortgage Loan was delivered to the Company for correction or completion, without being returned to the Lender, corrected or completed (or if the tenth calendar day falls on a day that is not a Business Day, the next following Business Day);

(5) The Mortgage Loan is in default;

(6) The Mortgage Loan otherwise is not or ceases to be an Eligible Mortgage Loan;

(7) The sale of the Mortgage Loan.

(d) The Company shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to charge the Funding Account, the Loan Closing Account, the Operating Account, or any other accounts of the Company (excluding any monies held by Company in trust for third parties) in Lender's possession in an amount equal to ten percent (10%) of the Redemption Amount with respect to a specific Aged Mortgage Loan, on the ninetieth day that such Mortgage Loan has been pledged as Collateral; and an additional ten percent (10%) of the then remaining Redemption Amount every thirty (30) days thereafter until the one-hundred-fiftieth (150th) day that such Aged Mortgage Loan has been pledged as Collateral, at which time the entire remaining Redemption Amount shall be due and the Lender shall be entitled to charge such amount against the Funding Account or any other accounts of the Company in Lender's possession (other than monies held by Company in trust for third parties).

(e) Upon Lender's receipt of the full Redemption Amount with respect to any Mortgage Loan, such Mortgage Loans shall be considered to have been redeemed from pledge, and the Collateral Documents relating thereto which have not been delivered to the Investor shall be released by the Lender to the Company. Notwithstanding the foregoing, all Redemption Amounts with respect to any Mortgage Loan and accompanying instructions must be received by 3:00 p.m. on a Business Day for such redemption and release to occur on the same Business Day; otherwise the payment shall be deemed to have occurred on the following Business Day, and the release shall occur on the following Business Day.

2.6 Expiration of Commitment. Unless extended or terminated earlier as permitted hereunder, the Commitment shall expire of its own term, and without the necessity of action by the Lender, at the close of business on the Termination Date. However, the remainder of this Agreement shall remain in full force and effect until all amounts due on the Obligations have been paid in full. The Lender has not made, and does not hereby make, any commitment to renew, extend, rearrange or otherwise refinance the outstanding and unpaid principal of the Note or accrued interest thereon. In the event, however, the Lender from time to time renews, extends, rearranges, increases and/or otherwise refinances any portion or all of any Obligation and any accrued interest thereon at any time, such refinancing shall be evidenced by an appropriate promissory note in form and substance satisfactory to the Lender and, unless otherwise noted or modified at such time or times by the terms of such promissory note or any agreements executed in connection therewith, any such promissory note or notes and refinancing evidenced thereby shall be governed in all respects by the terms of this Agreement.

2.7 Method of Making Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Lender not later than the close of business (Houston

time) on the date when due unless such date is a non-Business Day, in which case, such payment shall be due on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds. The Lender shall be entitled to unilaterally debit the Loan Closing Account, the Funding Account, the Operating Account, and all other accounts of the Company maintained on deposit with the Lender (other than accounts held by Company in a fiduciary or agency capacity) for any payments that are due and not timely received by the Lender.

2.8 Miscellaneous Charges. During the term of this Agreement, the Company shall pay to the Lender a transaction fee equal to SEVENTY-FIVE AND NO/100 DOLLARS ($75.00) for each Pledged Mortgage that is held by Lender for which Lender has not previously received a transaction fee, for the handling and administration of Advances and Collateral. This fee shall be payable following receipt of take out proceeds from investor. For the purposes hereof, Company shall, at its sole cost and expense, pay all miscellaneous charges and expenses incurred by the Lender in connection with the handling and administration of Advances and Collateral, including, without limitation, all charges for security delivery fees, wiring fees ($7.00) per wire subject to change by Lender), and charges for overnight delivery of Collateral to Investors. Miscellaneous charges are due when incurred, but shall not be delinquent if paid within ten (10) days after receipt of an invoice or an account analysis statement from the Lender.

2.9 Bailee. Lender appoints Company - and Company shall act - as its bailee to (i) hold in trust for Lender (A) the original recorded copy of the mortgage, deed of trust, or trust deed securing each Pledged Mortgage, (B) a mortgagee policy of title insurance (or binding unexpired and unconditional commitment to issue such insurance if the policy has not yet been delivered to Company) insuring the Company's perfected, first priority Lien created by that mortgage, deed of trust, or trust deed, (C) the original insurance policies for each Pledged Mortgage, and (D) all other original documents relating to each Pledged Mortgage, including any promissory notes, any other loan documents, and supporting documentation, surveys, settlement statements, and closing instructions, excluding, however, the original loan documents required to be delivered to the Lender hereunder; provided, that, if such documents are not delivered as required and are held by Company they shall be held in accordance with these provisions, and (ii) deliver to Lender any of the foregoing items as soon as reasonably practicable upon Lender's request.

3. COLLATERAL.

3.1 Grant of Security Interest. As security for the payment of the Note and for the performance of all of the Company's Obligations hereunder, the Company hereby assigns and transfers all right, title and interest in and to and grants a security interest to the Lender in the following described property, whether now owned or hereafter acquired (the "Collateral"):

(a) All Mortgage Loans owned by Company which, from time to time are delivered or caused to be delivered to the Lender or its designee, come into the possession, custody or control of the Lender for the purpose of assignment or pledge or in respect of which an Advance has been made by the Lender hereunder, including, without limitation, all Mortgage Notes and Mortgages evidencing such Mortgage Loans and all

Mortgage Loans in respect of which Wet Settlement Advances have been made by the Lender (the "Pledged Mortgages").

(b) All private mortgage insurance and all commitments issued by the FHA or VA to insure or guarantee any Mortgage Loans included in the Pledged Mortgages; all Purchase Commitments held by the Company covering the Pledged Mortgages and all proceeds resulting from the sale thereof to Investors pursuant thereto; all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages, and all other documents or instruments relating to the Pledged Mortgages, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

(c) All right, title and interest of the Company in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the foregoing Collateral) and other information and data of the Company relating to the foregoing Collateral.

(d) All now existing or hereafter acquired cash delivered to or otherwise in the possession of the Lender or its agent, bailee or custodian or designated on the books and records of the Company as assigned and pledged to the Lender.

(e) The Funding Account, the Operating Account, and the Loan Closing Account.

(f) All Accounts, Chattel Paper, Instruments, General Intangibles, Certificated Securities, Uncertificated Securities, and Investment Property, as those terms are defined in the Texas Uniform Commercial Code, arising from or relating to any of the foregoing Collateral.

(f) All cash and non-cash proceeds of the foregoing Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the foregoing Collateral, and all products and proceeds of the foregoing Collateral, together with whatever is receivable or received when the foregoing Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the foregoing Collateral or proceeds thereof.

3.2 <u>Mortgage-backed Securities and Bulk Sales</u>. The Company shall not convert Mortgage Loans that are within the Collateral to Mortgage-backed Securities and shall not be permitted to package any Pledged Mortgages for bulk sale to any Investor.

3.3 Delivery of Collateral Documents. The Lender or its designee exclusively shall deliver Pledged Mortgages to an Investor that has issued a Purchase Commitment with respect thereto for its examination and purchase. If shipping instructions are received by Lender before 2:00 p.m. Houston, Texas time of any Business Day, Lender will ship the documents together with the Bailee Letter (in form of **Exhibit "K"**) to the Investor on the following Business Day. In any case in which an Advance has been made hereunder against Pledged Mortgages, the Company agrees that such Pledged Mortgages will not be placed in any mortgage pool, unless such Pledged Mortgages have been redeemed from pledge as permitted hereunder or other arrangements, satisfactory to the Lender in its sole discretion, have been made for the redemption of such Pledged Mortgages from pledge hereunder. The Lender may deliver any document relating to the Collateral to the Company for correction or completion against a trust receipt in the form of **Exhibit "E"** attached hereto executed by the Company. The Company hereby represents and warrants to and agrees with the Lender that any request by the Company for release of the Collateral consisting of or relating to Mortgage Loans to the Company shall be solely for the purposes of correcting clerical or non-substantial documentation problems in preparation for returning such Collateral to the Lender for ultimate sale or exchange and the aggregate Collateral Value of the Collateral released to the Company pursuant to this Section 3.3 will not exceed FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00); the Company shall request such release in compliance with all of the terms and conditions of such release set forth herein; and the Company will return to the Lender such documentation released to the Company pursuant to this Section 3.3 within ten (10) calendar days after such delivery.

3.4 Mandatory Prepayment. At any time that the aggregate sum of the aggregate of the Collateral Values of all Pledged Mortgages is less than the aggregate amount of the Advances then outstanding hereunder, the Lender may request, and the Company shall within two (2) Business Days after Notice by the Lender repay the Advances in an amount sufficient to reduce the aggregate balance thereof outstanding to an amount equal to or below the aggregate Collateral Values of all Pledged Mortgages. If at any time or from time to time any of the sublimits set forth in Section 2.1(b) hereof are exceeded, the Company shall immediately pay to the Lender the amount of such excess for application to the principal balance of the Note. In the event that the Company fails to timely make payments as required under this Section 3.4, the Lender shall be entitled, without further notice or demand, to debit the amount required under this Section from the Loan Closing Account, the Funding Account, the Operating Account, or any of the Company's other accounts maintained with the Lender (other than accounts held by the Company in an agency or fiduciary capacity).

3.5 Right of Redemption from Pledge. So long as no Event of Default has occurred, the Company may redeem a Mortgage Loan or Mortgage-backed Security, by notifying the Lender of its intention to redeem such Mortgage Loan, from pledge and by paying, or causing an Investor to pay, to the Lender, for application to prepayment of the principal balance of the Note, an amount (the "Redemption Amount") equal to the amount of the outstanding, unpaid Advances made with respect to or relating to such Mortgage Loan. Such redemption and accompanying instructions must be received by the Lender no later than 3:00 p.m. Houston, Texas time on a Business Day for such redemption and release to occur on the same day.

3.6 Collection and Servicing Rights. So long as no Event of Default shall have occurred, the Company shall be entitled to service and receive and collect directly all sums

payable to the Company in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. Following the occurrence of any Event of Default, the Lender or its designee shall thereafter be entitled to service and receive and collect all sums payable to the Company in respect of the Collateral, and in such case (a) the Lender or its designee in its discretion may, in its own name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, (b) the Company shall, if the Lender so requests, forthwith pay to the Lender at its principal office all amounts thereafter received by the Company upon or in respect of any of the Collateral, advising the Lender as to the source of such funds, and (c) all amounts so received and collected by the Lender shall be held by it as part of the Collateral.

3.7 Return or Release of Collateral at End of Commitment. If (a) the Commitment shall have expired or been terminated, and (b) no Advances, interest or other Obligations evidenced by the Loan Documents or due under this Agreement shall be outstanding and unpaid, the Lender shall deliver or release all Collateral in its possession to the Company. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

4. CONDITIONS PRECEDENT.

4.1 Initial Advance. The obligation of the Lender to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, on or before the date thereof, of the following conditions precedent:

(a) The Lender shall have received the following, all of which must be satisfactory in form and content to the Lender, in its sole discretion:

(1) The Loan Documents dated as of the date hereof duly executed by the Company;

(2) Copies of the Company's certificate of organization certified by the applicable Secretary of State and bylaws, operating agreement or partnership agreement, as applicable, certified by an authorized officer of Company and certificates of good standing dated no less recently than thirty (30) days prior to the date of this Agreement and if available with such state, a certification from the taxing authority of the state of organization stating that the Company is in good standing with said taxing authority;

(3) A certificate (in the form of **Exhibit "J"**) of the Company's corporate secretary as to the resolution of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the incumbency and authenticity of the signatures of the officers of the Company executing this Agreement and the other Loan Documents and each Advance Request and all other instruments or documents to

be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender);

(4) Financial statements of the Company (and its Subsidiaries, on a consolidated basis) containing an audited balance sheet as of September 30, 2003 (the "Statement Date") and related statements of income, and cash flows for the period, each ended on the Statement Date and an unaudited balance sheet as of February 29, 2004 ("Interim Date") and related statement of income for the period ended on the Interim Date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and in the case of the statements as of the Statement Date, audited by independent certified public accountants of recognized standing acceptable to the Lender;

(5) A tax lien and judgment search of the appropriate public records for the Company, including a search of Uniform Commercial Code financing statements, which search shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Lender or as permitted hereunder;

(6) Copies of the certificates, documents or other written instruments which evidence the Company's eligibility described in Section 5.11 hereof, all in form and substance satisfactory to the Lender;

(7) Copies of the Company's errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy, all in form and content satisfactory to the Lender, showing compliance by the Company as of the date of this Agreement with the related provisions of Section 6.8 hereof and showing Lender as an additional loss payee on such policies; provided, however, the foregoing shall be waived by the Lender so long as the Company uses the law firm, Robertson and Anschultz, for the documentation and closing of its Mortgage Loans and Post Closing-Post Closing America to handle all post closing matters relating to such Mortgage Loans;

(8) Executed financing statements in recordable form covering the Collateral and ready for filing in all jurisdictions required by the Lender; and

(9) Evidence that the Funding Account and the Operating Account have each been established with the Lender.

4.2 Each Advance. The obligation of the Lender to make the initial and each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, as of the date of each such Advance, of the following additional conditions precedent:

(a) In connection with an Advance, the Company shall have delivered to the Lender the Advance Request, Collateral Documents, and all documents required under Exhibit C, as applicable, and shall have satisfied the procedures set forth in Section 2.2 and **Exhibit "C"**. All items delivered to the Lender or its designee shall be satisfactory

to the Lender in form and content, and the Lender may reject such of them as do not meet the requirements of this Agreement.

(b) The Lender shall have received evidence satisfactory to it as to the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Lender in the Collateral under the Uniform Commercial Code of Texas or other applicable law.

(c) The representations and warranties of the Company contained in Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

(d) The Company shall have performed all agreements to be performed by it hereunder and, as of the date of the Advance Request, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

(e) The Company shall not have incurred any material liabilities, direct or contingent, except as approved by Lender pursuant to Section 7.16, since the dates of the Company's most recent financial statements theretofore delivered to the Lender.

(f) The Lender shall have received from counsel for the Company, if requested by the Lender in its sole discretion, an updated opinion, in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the date of such Advance, covering such of the matters as the Lender may reasonably request.

(g) Such additional documents, instruments, and information as Lender or its legal counsel may require, including, without limitation, all documents, instruments and information required pursuant to Section 4.1 of this Agreement.

Acceptance of the proceeds of the requested Advance by the Company shall be deemed a representation by the Company that all conditions set forth in this Article 4 shall have been satisfied as of the date of such Advance.

5. REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants to the Lender, as of the date of this Agreement and (unless otherwise notified in writing by the Company and Lender, in its sole discretion, approves in writing) as of the date of each Advance Request and the making of each Advance, that:

5.1 Organization Good Standing; Subsidiaries. The Company and each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition

of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its organization and in each jurisdiction in which the Company transacts business. The Company has no Subsidiaries except as set forth on **Exhibit "G"** hereto.

5.2 Authorization and Enforceability. The Company has all requisite organizational power and authority to execute, deliver, create, issue, comply and perform this Agreement, the Note and all other Loan Documents to which the Company is party and to make the borrowings hereunder. The execution, delivery and performance by the Company of this Agreement, the Note and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the organization documents of the Company, conflict with or result in a breach of or constitute a default or require any consent under any contracts to which Company is a party, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any Indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Note and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally.

5.3 Financial Condition. The balance sheet of the Company provided to Lender pursuant to Section 4.1(a)(4) hereof (and if applicable, its Subsidiaries, on a consolidating and consolidated basis) as at the Statement Date, and the related statements of income, and cash flows for the fiscal year ended on the Statement Date, heretofore furnished to the Lender, fairly present the financial condition of the Company and its Subsidiaries as at the Statement Date and the Interim Date, and the results of its and their operations for the fiscal period ended on the Statement Date and the Interim Date. The Company had, on the Statement Date and the Interim Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against it, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Company except as heretofore disclosed to the Lender in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of the Company or its Subsidiaries, nor is the Company aware of any state of facts particular to the Company which (with or without notice or lapse of time or both) would or could result in any such material adverse change. Each Hedging Report provided to the Lender is true and accurate in all material respects.

5.4 Litigation. Except as disclosed on **Exhibit "H"**, there are no actions, claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or

before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company or any of Company's Subsidiaries, as a whole.

5.5 Compliance with Laws. To the knowledge of Company, neither the Company nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company or any of Company's Subsidiaries, as a whole.

5.6 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

5.7 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

5.8 Agreements. Neither the Company nor any Subsidiary of the Company is a party to any agreement, instrument or indenture, or subject to any restriction, materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 5.3 hereof. The Company and each Subsidiary of the Company are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any Indebtedness of the Company or of any of its Subsidiaries has given notice of any alleged default thereunder or, if given, the same has been cured or will be cured by Company within the cure period provided therein, and no liquidation or dissolution of the Company or any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any of its Subsidiaries or any of their respective properties is pending, or to the knowledge of the Company, threatened.

5.9 Title to Properties. The Company and each Subsidiary of the Company has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.3 hereof, and all such properties and assets are free and clear of all Liens except as disclosed in such financial statements and not prohibited under this Agreement.

5.10 ERISA. All plans ("Plans") of a type described in Section 3(3) of ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any

Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since December 1, 1974.

5.11 Eligibility. The Company has all requisite organizational power and authority and all necessary licenses, permits, franchises and other authorizations to own and operate its property and to carry on its business as now conducted. If approved now or hereafter as a lender or seller/servicer for any one or more of the governmental agencies as set forth below, the Company will remain at all times approved and qualified and in good standing and meet all requirements applicable to such status:

(a) HUD approved lender, eligible to originate, purchase, hold, sell and service FHA-insured Mortgage Loans.

(b) VA lender in good standing under the VA loan guarantee program eligible to originate, purchase, hold, sell, and service VA-guaranteed Mortgage Loans.

(c) All licenses, permits, and other authorizations required by any Governmental Authority to carry on its business as now conducted in any jurisdiction.

5.12 Special Representations Concerning Collateral. The Company hereby represents and warrants to the Lender, as of the date of this Agreement and as of the date of each Advance, that:

(a) The Company is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted hereunder), of the Pledged Mortgages. All Pledged Mortgages and Purchase Commitments have been duly authorized and validly granted or issued to the Company, and all of the items of Collateral comply with all of the requirements of this Agreement, and have been validly pledged or assigned to the Lender, subject to no other Liens.

(b) The Company has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it hereunder.

(c) Any Mortgage Loan and related documents included in the Pledged Mortgages (1) as of the date of the Advance Request for such Mortgage Loan, has been duly executed and delivered by the parties thereto at a closing held not more than twenty-five (25) days prior to such date; (2) has been made in compliance with all requirements of the Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, the federal Truth-In-Lending Act and all other applicable laws and regulations; (3) to the Company's knowledge, is valid and enforceable in accordance with its terms, without defense or offset; (4) has not been modified or amended except in writing, which writing is part of the Collateral Documents, nor any requirements thereof waived; and (5) complies with the terms of this Agreement and, if applicable, with the related Purchase Commitment

held by the Company. Each Mortgage Loan has been fully advanced in the face amount thereof and each Mortgage creates a Lien on the premises described therein.

(d) No monetary default, nor, to the knowledge of the Company, any event which, with notice or lapse of time or both, would become a default, has occurred and is continuing under any Mortgage Loan included in the Pledged Mortgages; provided, however, that, with respect to Pledged Mortgages which have already been pledged as Collateral hereunder, if any such default or event has occurred, the Company will promptly notify the Lender and the same shall not have continued for more than thirty (30) days.

(e) The Company has complied with all laws, rules and regulations in respect of the FHA insurance or VA guarantee of each Mortgage Loan included in the Pledged Mortgages designated by the Company as an FHA insured or VA guaranteed Mortgage Loans, and such insurance or guarantee is in full force and effect. All such FHA insured and VA guaranteed Mortgage Loans comply in all respects with all applicable requirements for purchase under the FNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect.

(f) All fire and casualty policies covering Mortgaged Property encumbered by a Pledged Mortgage (1) name the Company and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect, (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available.

(g) Pledged Mortgages encumbering Mortgaged Property located in a special flood hazard area designated as such by the Secretary of HUD are and shall continue to be covered by special flood insurance under the National Flood Insurance Program.

(h) Each Pledged Mortgage meets all requirements of the Purchase Commitment submitted in connection with the Advance Request for such Mortgage Loan.

(i) Each Pledged Mortgage is supported by an appraisal that meets the appraisal requirements of FNMA, for the type of Mortgaged Property securing that Pledged Mortgage; or, alternatively, such Pledged Mortgage is eligible for purchase or is guaranteed or insured by a U.S. Government agency or a U.S. Government sponsored enterprise.

(j) Each Pledged Mortgage satisfies the requirements of the related Purchase Commitment submitted by the Company in connection with its Advance Request for the related Pledged Mortgage.

(k) Each Pledged Mortgage is an Eligible Mortgage Loan.

5.13 RICO. The Company is not in violation of any laws, statutes or regulations, including, without limitation, RICO, which contain provisions which could potentially override Lender's security interest in the Collateral.

5.14 Proper Names. The Company does not operate in any jurisdiction under a trade name, division, division name or name other than those names set forth on **Exhibit "I"** attached hereto and all such names included on **Exhibit "I"** are utilized by the Company only in the jurisdictions listed therein.

5.15 Direct Benefit From Loans. The Company has received, or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other Loan Documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other Loan Documents to which it is a party. Contemporaneously with the disbursements of each Advance by the Lender to the Company, all such proceeds will be used to finance the origination or purchase of Eligible Mortgage Loans.

5.16 Loan Documents Do Not Violate Other Documents. Neither the execution and delivery by the Company of this Agreement or any other Loan Document to which it is a party nor the consummation of the transactions herein and therein contemplated, nor the performance of, or compliance with, the terms and provisions hereof and thereof, does or will contravene, breach or conflict with any provision of the bylaws of the Company, or any applicable law, statute, rule or regulation or any judgment, decree, writ, injunction, franchise, order or permit applicable to the Company or its assets or properties, or does or will conflict or be inconsistent with, or does or will result in any breach or default of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or other instrument to which the Company is a party or by which the Company or any of its property may be bound, the contravention, conflict, inconsistency, breach or default of which will have a materially adverse effect on the Company's condition, financial or otherwise, or affect its ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents.

5.17 Consents Not Required. Except for those consents that have already been obtained and delivered to Lender or required as a condition to any Advance hereunder, no consent of any Person and no consent, license, permit, approval, or authorization of, exemption by, or registration or declaration with, any Tribunal is required in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any of the Loan Documents by the Company.

5.18 Material Fact Representations. Neither the Loan Documents nor any other agreement, document, certificate, or written statement furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated in any of the Loan Documents contains any untrue statement of a material adverse fact. There are no material adverse facts or conditions relating to the making of the Commitment, any of the Collateral, and/or the financial condition and business of the Company known to the Company which have not been fully disclosed, in writing, to the Lender, it being understood that this representation is made as of, and

shall be limited to the date of this Agreement. All writings heretofore or hereafter exhibited or delivered to the Lender by or on behalf of the Company are and will be genuine and what they purport to be.

5.19 Place of Business. The principal place of business of the Company is 10851 Scarsdale Blvd #800, Houston TX and the chief executive office of the Company and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is located at the address set forth for the Company in Section 9 hereof.

5.20 Use of Proceeds; Business Loans. The Company will use the proceeds of the Advances made pursuant to the Commitment solely as follows, and for no other purpose: to finance the origination and purchase of Eligible Mortgage Loans. All loans evidenced by the Note are and shall be "business loans", as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Texas Finance Code, Regulation Z promulgated by the Board of Governors of the Federal Reserve System, and Titles I and V of the Consumer Credit Protection Act. Chapter 346 of the Texas Finance Code shall not apply to this Agreement.

5.21 No Undisclosed Liabilities. Other than as permitted in Section 7.16 hereof, the Company does not have any liabilities or Indebtedness, direct or contingent, except for liabilities or Indebtedness which, in the aggregate, do not exceed TWENTY-FIVE THOUSAND AND NO/ 100 DOLLARS ($25,000.00).

5.22 Tax Returns and Payments. All federal, state and local income, excise, property and other tax returns, schedules or informational filings required to be filed with respect to Company's operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns and/or filings are true and correct; all taxes, assessments, fees and other governmental charges upon the Company, and Company's Subsidiaries and upon its property, income or franchises, which are due and payable have been paid, including, without limitation, all FICA payments and withholding taxes, if appropriate, other than those which are being contested in good faith by appropriate proceedings, diligently pursued and as to which the Company has established adequate reserves determined in accordance with GAAP, consistently applied. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 5.3 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company, and Company's Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person.

5.23 Holding Company. The Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.24 Subsidiaries. The Company has not issued, and does not have outstanding, any warrants, options, rights or other obligations to issue or purchase any shares of its capital stock or other securities. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of Company's Subsidiaries are listed on **Exhibit "G"**, attached hereto.

6. AFFIRMATIVE COVENANTS.

The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

6.1 Payment of Note. Punctually pay or cause to be paid the principal of, interest on and all other amounts payable hereunder and under the Note in accordance with the terms thereof.

6.2 Financial Statements and Other Reports. Deliver or cause to be delivered to the Lender:

(a) As soon as available and in any event within twenty (20) days after the end of each calendar month, a balance sheet, statements of income and cash flow of the Company and, if applicable, Company's Subsidiaries, on a consolidated and consolidating basis for the immediately preceding month, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and a Hedging Report for the immediately preceding month, in each case, certified as to the fairness of presentation by the president and chief financial officer of Company, subject, however, to year-end audit adjustments.

(b) As soon as available and in any event within ninety (90) days after the close of each fiscal year: audited statements of income and cash flows of the Company, and, if applicable, Company's Subsidiaries, on a consolidated and consolidating basis for such year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to the Lender and prepared by an accounting firm reasonably satisfactory to the Lender, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Lender, as to said audited financial statements and a certificate signed by the president and chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company and, if applicable, Company's Subsidiaries as at the end of, and for, such year.

(c) Together with each delivery of financial statements required in this Section 6.2, an Officer's Certificate in substantially the form of **Exhibit "F"** hereto.

(d) Reports in respect of the Pledged Mortgages in such detail and at such times as the Lender in its discretion may request at any time or from time to time,

including, without limitation, a monthly pipeline report in form satisfactory to Lender, to be delivered with the monthly financial statements required in Section 6.2(a).

(e) As soon as available, but in no event later than fifteen (15) days after receipt by Company, copies of all regular or periodic financial and other reports, if any, which the Company shall file with the Securities and Exchange Commission or any governmental agency successor thereto and copies of any audits completed by HUD, GNMA, FHLMC, or FNMA.

(f) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Lender may reasonably request.

6.3 Maintenance of Existence; Conduct of Business. Preserve and maintain its existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business, including, without limitation, its eligibility as lender, seller/servicer and issuer described under Section 5.11 hereof; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required by HUD at any and all times for maintaining the Company's status as a FHA approved mortgagee; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement. Lender may, in its sole discretion, perform monthly quality control audits for each calendar month during the term of this Agreement.

6.4 Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings, and with sufficient reserves established therefor.

6.5 Inspection of Properties and Books. Permit authorized representatives of the Lender to (a) discuss the business, operations, assets and financial condition of the Company and Company's Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, and (b) inspect all of the Company's property and all related information and reports at Lender's expense, all at such reasonable times as the Lender may request. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Lender or any authorized representatives of the Lender may address to them in reference to the financial condition or affairs of the Company and Company's Subsidiaries. The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Lender and the Company accountants held in accordance with this authorization.

6.6 Notice. Give prompt written notice to the Lender of (a) any action, suit or proceeding instituted by or against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) (except for normal collection and foreclosure

proceedings initiated by the Company in connection with a Mortgage Loan or any other mortgage loan), or any such proceedings threatened against the Company, or any of Company's Subsidiaries in writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against it, or any of its assets or any of its Subsidiaries, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, (d) the suspension, revocation or termination of the Company's eligibility, in any respect, as approved lender, seller/servicer or issuer as described under Section 5.11 hereof, (e) the transfer, loss or termination of any Servicing Contract to which the Company is a party, or which is held for the benefit of the Company, and the reason for such transfer, loss or termination, if known to the Company, and (f) any other action, event or condition of any nature which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company or Company's Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement instrument or indenture to which the Company is a party or to which the Company its properties or assets may be subject.

6.7 Payment of Debt, Taxes etc. Pay and perform all obligations and Indebtedness of the Company, and cause to be paid and performed all obligations and Indebtedness of its Subsidiaries in accordance with the terms thereof and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries, or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required to pay obligation, Indebtedness, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending, and provided further that book reserves adequate under generally accepted accounting principles shall have been established with respect thereto and provided further that the owing Person's title to, and its right to use, its property is not materially adversely affected thereby.

6.8 Insurance. Maintain (a) errors and omissions insurance or mortgage impairment insurance and blanket bond coverage, with such companies rated B+ or better by the A.M. Best Company or affiliated with Lloyd's of London and in such amounts that equal fifteen percent (15%) more than the applicable minimum coverage amounts that satisfy prevailing FNMA requirements applicable to a qualified mortgage originating institution with equivalent origination, sales or servicing volume, but in any event, not less than $345,000.00, provided, however, the foregoing shall be waived by the Lender so long as the Company uses the law firm, Robertson and Anschultz, for the documentation and closing of its Mortgage Loans and Post Closing-Post Closing America to handle all post closing matters relating to such Mortgage Loans and (b) liability insurance and fire and other hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is customarily carried by similar businesses operating in the same vicinity; and (c) within thirty (30) days after notice from the Lender, obtain such additional insurance as the Lender shall

reasonably require, all at the sole expense of the Company. Copies of such policies shall be furnished to the Lender without charge upon obtaining such coverage or any renewal of or modification to such coverage.

6.9 **<u>Closing Instructions</u>. Indemnify and hold the Lender harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of a title insurance company, agent or attorney to comply with the disbursement or instruction letter or letters of the Company or of the Lender relating to any Mortgage Loan.** The Lender shall have the right to pre-approve the closing instructions of the Company to the title insurance company, agent or attorney in any case where the Mortgage Loan to be created at settlement is intended to be warehoused by the Company pursuant hereto.

6.10 <u>Other Loan Obligations</u>. Perform all obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Lender in writing of a declared default under or the termination, cancellation, reduction or non-renewal of any of its other lines of credit or financing agreements with any other lender. **<u>Exhibit "B"</u>** hereto is a true and complete list of all such lines of credit or financing agreements as of the date hereof. The Company shall notify the Lender, in writing, of any additional warehouse lines of credit it obtains from other lenders, with details as to the amounts thereof, maturity dates, payment terms, and such other information as the Lender shall reasonably request.

6.11 <u>Use of Proceeds of Advances</u>. Use the proceeds of each Advance solely for the purpose of financing or purchasing Eligible Mortgage Loans.

6.12 <u>Special Affirmative Covenants Concerning Collateral</u>

(a) Warrant and defend the right, title and interest of the Lender in and to the Collateral against the claims and demands of all Persons whomsoever.

(b) Service or caused to be serviced all Pledged Mortgages in accordance with the requirements of the Investors that issued the related Purchase Commitments and all applicable FHA and VA requirements, including, without limitation, taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. The Company shall hold all escrow funds collected in respect of Pledged Mortgages in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected.

(c) Execute and deliver to the Lender such Uniform Commercial Code financing statements with respect to the Collateral as the Lender may request. The Company shall also execute and deliver to the Lender such further instruments of sale, pledge or assignment or transfer, and such powers of attorney, as required by the Lender to secure the Collateral or perfect the Lender's security interests therein, and shall do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded the Lender under this Agreement. The Lender shall have all the

rights and remedies of a secured party under the Uniform Commercial Code of Texas, or any other applicable law, in addition to all rights provided herein.

(d) Notify the Lender within two (2) Business Days after receipt of notice from an Investor of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Mortgage.

(e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto. The Company will cause to be delivered to the Investor the Pledged Mortgages to be sold under each Purchase Commitment not later than the expiration thereof.

(f) Maintain, at its principal office or in another location approved by the Lender, and, upon request make available to the Lender the originals, or copies in any case where the originals have been delivered to the Lender or to an Investor, of its Mortgage Notes and Mortgages included in Pledged Mortgages, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other information and data relating to the Collateral.

6.13 Cure of Defects in Loan Documents. Promptly cure and cause to be promptly cured any defects in the creation, issuance, execution and delivery of this Agreement and the other Loan Documents; and upon request of the Lender and at the Company's expense, the Company will promptly execute and deliver, and cause to be executed and delivered, to the Lender or its designee, all such additional documents, agreements and/or instruments in compliance with or in accomplishment of the covenants and agreements of this Agreement and the other Loan Documents, and/or to create, perfect, preserve, extend and/or maintain any and all Liens created pursuant hereto or pursuant to any other Loan Document as valid and perfected Liens (of a priority as set forth in this Agreement) in favor of the Lender to secure the Obligations, all as reasonably requested from time to time by the Lender.

6.13 Leverage Ratio. Maintain, at all times until and including the Termination Date and until all Obligations have been paid in full, a Leverage Ratio that does not exceed 15:1.

6.14 Minimum Adjusted Tangible Net Worth. At all times until and including the Termination Date and until all Obligations hereunder have been paid in full, an Adjusted Tangible Net Worth of not less than THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00).

7. NEGATIVE COVENANTS.

The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or any other Loan Document, the Company shall not, either directly or indirectly, without the prior written consent of the Lender:

7.1 Contingent Liabilities. Assume, incur, create, guarantee, endorse, or otherwise become or be liable for the obligation of any Person other than the Company except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and excluding the sale of Mortgage Loans with recourse in the ordinary course of the Company's business.

7.2 Pledge of Mortgage Loans or Servicing Rights. Except for Mortgage Loans pledged to the lenders described in **Exhibit "B"** or as otherwise disclosed to the Lender in writing, pledge or grant a security interest in any existing or future Mortgage Loans or Servicing Rights acquired or originated by the Company; provided, however, that if no Default or Event of Default has occurred and is continuing, servicing on individual Mortgage Loans may be sold concurrently with and incidental to the sale of such Mortgage Loans (with servicing released) in the ordinary course of the Company's business.

7.3 Merger; Acquisitions. Liquidate, dissolve, consolidate or merge, or acquire any substantial part of the assets of another Person.

7.4 Loss of Eligibility. Take any action that would cause the Company to lose all or any part of its status as an eligible lender, seller/servicer and issuer as described under Section 5.11 hereof.

7.5 Intentionally deleted.

7.6 Transactions with Affiliates. Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of its Affiliates, (b) transfer, sell, pledge, assign or otherwise dispose of any of its assets to or on behalf of such Affiliates, (c) merge or consolidate with or purchase or acquire assets from such Affiliates, or (d) transfer, pledge, or assign or otherwise pay management fees in excess of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) per annum to or on behalf of such Affiliates.

7.7 Limits on Distributions. Pay, make or declare or incur any liability to pay, make any distribution, direct or indirect, on or on account of any ownership interests in the Company or make any other distribution from its Company's net worth or other assets, nor purchase, acquire, redeem or retire any ownership interest in itself whether now or hereafter outstanding.

7.8 RICO. Violate any laws, statutes or regulations, whether federal or state, for which forfeiture of its properties is a potential penalty, including, without limitations, RICO.

7.9 No Loans or Investments Except Approved Investments. Without the prior written consent of Lender, make or permit to remain outstanding any loans (other than Mortgage Loans) or advances to, or investments in, any Person, except that the foregoing restriction shall not apply so long as no Default or Event of Default exists at the time of any such transaction, or would exist immediately thereafter.

7.10 Charter Documents and Business Termination

(a) Issue, sell or commit to issue or sell any shares of its capital stock of any class, or other equity or investment security that results or would result in a Change of Control,

(b) Amend or otherwise modify its corporate charter or otherwise change its corporate structure in any manner which will have a materially adverse effect on the Company's condition, financial or otherwise, or which will have a material adverse effect upon the Company's ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents, or

(c) Take any action with a view toward its dissolution, liquidation or termination, or, in fact, dissolve, liquidate or terminate its existence.

7.11 Changes in Accounting Methods. Make any change in its accounting method as in effect on the date of this Agreement or change its fiscal year ending date from September 30, unless such changes (a) are required for conformity with generally accepted accounting principles and, in such event, the Company will give prior written notice of each such change to the Lender or (b) or if not so required, are in conformity with generally accepted accounting principles and have the prior written approval of the Lender which approval shall not be unreasonably withheld.

7.12 No Sales Leases or Dispositions of Property. Except in the ordinary course of its business, sell, lease, transfer or otherwise dispose of all or any material portion or portions or integral part of its properties or assets, whether now owned or hereafter acquired (whether in a single transaction or in a series of transactions), or enter into any arrangement, directly or indirectly, with any person, whereby it shall sell or transfer any of its properties or assets, whether now owned or hereafter acquired, and thereafter rent or lease as lessee such property or any part thereof which it intends to use for substantially the same purpose or purposes as the property sold or transferred.

7.13 Changes in Business or Assets. Make any substantial change (a) in the nature of its business as now conducted, or (b) in the use of its property as now used and proposed to be used.

7.14 Change in Principal Place of Business. Change the principal place of business or chief executive office set forth below, or change the state of its organization or registration, or change its name, without in each instance the prior written consent of Lender, which consent shall not be unreasonably withheld, delayed or conditioned. Lender's consent will, however, be conditioned upon, among other things, the execution and delivery of additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Collateral as a result of such changes.

7.15 Special Negative Covenants Concerning Collateral

(a) Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages.

(b) Sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral or any interest therein.

(c) Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

7.16 No Indebtedness. Except for the Indebtedness described in **Exhibit "B"** hereto, without the prior written consent of Lender, incur, create, assume or guarantee or in any manner become or be liable or permit to be outstanding any Indebtedness (including obligations for the payment of rentals other than provided for herein) nor guarantee any contract or other obligation, and will not in any way become or be responsible for obligations of any Person, whether by agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of any other Person or otherwise, except that the foregoing restrictions shall not apply to:

(a) the Obligations.

(b) liabilities for taxes, assessments, governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted if reserves adequate under generally accepted accounting principles have been established therefor.

(c) endorsements of negotiable instruments for collection in the ordinary course of business.

(d) Indebtedness incurred in the ordinary course of business in connection with normal trade or business obligations which are payable within 90 days of the occurrence thereof, provided, however, that no Indebtedness shall be incurred by the Company to any Affiliate other than in the ordinary course of business and upon substantially the same or better terms as it could obtain in an arm's length transaction with a Person who is not an Affiliate.

(e) Indebtedness of less than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), in the aggregate, incurred in the ordinary course of business.

(f) Indebtedness incurred in the ordinary course of business for the purpose of leasing office space or equipment to be used in the conduct of the business of the Company.

7.17 Payments of Subordinated Debt. Without the prior written consent of Lender, pay in advance of the stated maturity thereof any Subordinated Debt of the Company, or make any principal payment on such Subordinated Debt until all Obligations have been paid and performed in full, or, if a Default or Event of Default exists and is continuing, make any payment of any kind thereafter on such Subordinated Debt until all Obligations have been paid and performed in full and any applicable preference period has expired.

8. DEFAULTS; REMEDIES.

8.1 Events of Default. The occurrence of any of the following conditions or events shall be an event of default ("Event of Default"):

(a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement; or failure to pay, beyond any applicable grace period, the principal or interest on any other indebtedness due the Lender; or

(b) Failure of the Company or any of its Subsidiaries or the Guarantor to pay, or any default in the payment of any principal or interest on, any other Indebtedness or in the payment of any contingent obligation beyond any period of grace provided; or breach or default with respect to any other material term of any other Indebtedness of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause, or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, Indebtedness of the Company or its Subsidiaries in the aggregate amount of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

(c) Any of the Company's representations or warranties made or deemed made herein or in any other Loan Document, or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any materially adverse respect on the date as of which made or deemed made; or

(d) The Company shall default in the performance of or compliance with any term or covenant contained in this Agreement and such default shall not have been remedied or waived within thirty (30) days after receipt of notice from the Lender of such default other than those referred to above in Subsections 8.1(a), 8.1(b), or 8.1(c); or

(e) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any of Company's Subsidiaries or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in respect of the Company or any of Company's Subsidiaries or the Guarantor, which decree or order is not stayed; or a filing of an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company or any of Company's Subsidiaries or the Guarantor has occurred; or (2) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of Company's Subsidiaries or the Guarantor, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of Company's Subsidiaries or the Guarantor, or a substantial part of their respective property; or the issuance of a

warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of Company's Subsidiaries or the Guarantor, and the continuance of any such events in Subsections (1) and (2) above for sixty (60) days unless dismissed or discharged; or

(f) The Company or any of Company's Subsidiaries or the Guarantor shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of Company's Subsidiaries or the Guarantor of any assignment for the benefit of creditors; or the failure of the Company or any of Company's Subsidiaries or the Guarantor, or the admission by any of them of its inability, to pay its debts as such debts become due; or

(g) Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) shall be entered or filed against the Company or any of its Subsidiaries or the Guarantor or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event no later than five (5) days prior to the date of any proposed sale thereunder; or

(h) Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

(i) Any Plan maintained by the Company or any of Company's Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's or any Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) (or in the case of a termination involving the Company or any of Company's Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

(j) The Company or any of Company's Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00); or

(k) The Company shall purport to disavow its obligations hereunder or shall contest the validity or enforceability hereof, or the Lender's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Lender's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within ten (10) days of the date of such impairment; or

(l) The Company dissolves or terminates its existence, or discontinues its usual business; or

(m) Any court shall find or rule, or the Company shall assert or claim, (i) that the Lender does not have a valid, perfected, enforceable Lien and security interest in the Collateral of the priority as represented in this Agreement or in any other Loan Document, or (ii) that this Agreement or any of the Loan Documents does not or will not constitute the legal, valid, binding and enforceable obligations of the party or parties (as applicable) thereto, or (iii) that any Person has a conflicting or adverse Lien, claim or right in, or with respect to, the Collateral and the Company is unable within 10 days to have such finding or ruling reversed or to have such adverse Lien, claim or right removed; or

(n) The Company or the Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its or his property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or other process which is not vacated within 60 days from the date thereof; or

(o) There shall be a material adverse change in the financial condition, business or operations of the Company; or

(p) A Change of Control occurs.

8.2 Remedies.

(a) Upon the occurrence of any Event of Default described in Sections 8.1(e) or 8.1(f), the Commitment shall be terminated and all Obligations of the Company shall automatically become due and payable, without presentment for payment, demand, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, maturity, or any other notices or requirements of any kind of Lender to the Company or any other Person liable thereon or with respect thereto, all of which are hereby expressly waived by the Company.

(b) Upon the occurrence of any Event of Default, other than those described in Sections 8.1(e) or 8.1(f), the Lender may, by written notice to the Company, terminate the Commitment and/or declare all Obligations of the Company to be immediately due

and payable, whereupon the same shall forthwith become due and payable, together with all accrued and unpaid interest thereon, and the obligation of the Lender to make any Advances shall thereupon terminate.

(c) Upon the occurrence of any Event of Default, the Lender may also do any of the following:

(1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of Obligations of the Company in any manner permitted by law or provided for hereunder.

(2) Notify all obligors in respect of the Collateral that the Collateral has been assigned to the Lender and that all payments thereon are to be made directly to the Lender or such other party as may be designated by the Lender; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any Investor or any portion of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

(3) Act, or contract with a third party to act, as servicer or subservicer of each item of Collateral requiring servicing and perform all obligations required in connection with Purchase Commitments, such third party's fees to be paid by the Company.

(4) Require the Company to assemble the Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

(5) Enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process.

(6) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

(7) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Texas or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine, including, without limitation, sale pursuant to any applicable Purchase Commitment. If notice is required under such applicable law, the Lender will give the Company not less than ten (10) days' notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days' notice shall be reasonable notice. The

Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

(8) Proceed against the Company on the Note.

(9) Proceed against any one or more of the Guarantors.

(d) The Lender shall incur no liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Company hereby waives (to the extent permitted by law) any claims it may have against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree and none of the actions described herein shall render Lender's disposition of the Collateral in such a manner as commercially unreasonable.

(e) The Company specifically waives (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Mortgage included in the Collateral or to preserve rights against prior parties.

(f) The Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon,

at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Note.

(g) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

8.3 Application of Proceeds. The proceeds of any sale, disposition or other enforcement of the Lender's security interest in all or any part of the Collateral shall be applied by the Lender:

First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lender's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Lender in connection therewith;

Second, to the payment of any other amounts due (other than principal and interest) under the Note or this Agreement;

Third, to the payment of interest accrued and unpaid on the Note;

Fourth, to the payment of the outstanding principal balance of the Note; and

Finally, to the payment to the Company, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations of the Company, the Company shall remain liable for any deficiency.

8.4 Lender Appointed Attorney-in-Fact. The Lender is hereby appointed the attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest and shall remain in full force and effect until the full and final payment and performance of all Obligations. Without limiting the generality of the foregoing, the Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Pledged Mortgages payable to the order of the Company, and to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages and to give full discharge for the same.

8.5 Right of Set-Off. If the Company shall default in the payment of the Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other Obligations under this Agreement, the Lender, shall have the right, at any time and from time to time, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit of the account of the Company (excluding any monies held by the Company in trust for third parties) against and on account of the Obligations, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said Obligations shall have matured; provided, however, that the Lender shall not be allowed to set-off against funds in accounts with respect to which (i) the Company is a trustee or an escrow agent in respect of bona fide third parties other than Affiliates, and (ii) such trust or escrow arrangement was so denominated at the time of the creation of such account.

9. NOTICES.

All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or mailed, first class, return receipt requested, postage prepaid, or delivered by overnight courier, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person or by overnight courier, or if mailed on the third Business Day after being deposited in the mails, addressed as follows:

If to the Company:

AMSTAR MORTGAGE CORPORATION
Attn: Howard Wayland, Jr.
10851 Scarsdale Blvd #800
Houston, TX 77089
Fax No.: (281) 481-9040

If to the Lender:

Franklin Bank, SSB
Attn: Emanuel Dearborne
9800 Richmond, Ste. 680
Houston, TX 77042
Fax No.: 713-339-8979

with a copy to:

Franklin Bank, SSB
Attn: Teresa Earley
9800 Richmond, Ste. 680
Houston, TX 77042
Fax No.: 713-339-8961

10. REIMBURSEMENT OF EXPENSES; INDEMNITY.

The Company shall: (a) pay all out-of-pocket costs and expenses of the Lender, including, without limitation, reasonable attorneys' fees, in connection with the preparation,

negotiation, documentation, enforcement and administration of this Agreement, the Note, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon, it being expressly recognized and agreed that attorney's fees for the preparation, negotiation and documentation of this Agreement and filing fees for the filing of all security interests hereunder are due and payable upon execution of this Agreement by the Company; (b) pay, and hold the Lender and any holder of the Note harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lender and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; (c) **INDEMNIFY, PAY AND HOLD HARMLESS THE LENDER AND ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS AND ANY SUBSEQUENT HOLDER OF THE NOTE FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER (THE "INDEMNIFIED LIABILITIES") (INCLUDING, WITHOUT LIMITATION, ALL INDEMNIFIED LIABILITIES RESULTING, IN WHOLE OR PART, FROM LENDER'S OWN NEGLIGENCE OR STRICT LIABILITY) WHICH MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST THE LENDER OR SUCH HOLDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITIES RESULT (DIRECTLY OR INDIRECTLY) FROM ANY CLAIMS MADE, OR ANY ACTIONS, SUITS OR PROCEEDINGS COMMENCED OR THREATENED, BY OR ON BEHALF OF ANY CREDITOR (EXCLUDING THE LENDER AND THE HOLDER OR HOLDERS OF THE NOTE), SECURITY HOLDER, SHAREHOLDER, CUSTOMER (INCLUDING, WITHOUT LIMITATION, ANY PERSON HAVING ANY DEALINGS OF ANY KIND WITH THE COMPANY), TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE AND/OR AGENT OF THE COMPANY ACTING IN SUCH CAPACITY, THE COMPANY OR ANY GOVERNMENTAL REGULATORY BODY OR AUTHORITY. THE FOREGOING INDEMNITY SHALL NOT APPLY TO THE EXTENT THE INDEMNIFIED LIABILITIES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER OR LENDER'S OWN VIOLATIONS OF REGULATIONS APPLICABLE TO IT. THE AGREEMENT OF THE COMPANY CONTAINED IN THIS SUBSECTION (c) SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND THE PAYMENT IN FULL OF THE NOTE. ATTORNEYS' FEES AND DISBURSEMENTS INCURRED IN ENFORCING, OR ON APPEAL FROM, A JUDGMENT PURSUANT HERETO SHALL BE RECOVERABLE SEPARATELY FROM AND IN ADDITION TO ANY OTHER AMOUNT INCLUDED IN SUCH JUDGMENT, AND THIS CLAUSE IS INTENDED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT AND TO SURVIVE AND NOT BE MERGED INTO SUCH JUDGMENT.**

11. FINANCIAL INFORMATION.

All financial statements and reports furnished to the Lender hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the

financial statements as at, and for the period ended, the Statement Date (except to the extent otherwise required to conform to good accounting practice).

12. MISCELLANEOUS.

12.1 Terms Binding Upon Successors; Survival of Representations. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding hereunder or there remain any Obligations of the Company hereunder or under the Note to be paid or performed.

12.2 Assignment. This Agreement may not be assigned by the Company. The Lender may assign, at any time, in whole or in part, its rights and delegate its obligations under this Agreement and the other Loan Documents, along with the Lender's security interest in any or all of the Collateral, and any assignee thereof may enforce this Agreement and the other Loan Documents, and such security interest.

12.3 Amendments. Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

12.4 Governing Law. This Agreement and the other Loan Documents shall be governed by the laws of the State of Texas, without reference to its principles of conflicts of laws.

12.5 Participations. The Lender may at any time sell, assign or grant participations in, or otherwise transfer to any other Person (a "Participant"), all or part of the Obligations of the Company under this Agreement. Without limitation of the exclusive right of the Lender to collect and enforce such Obligations, the Company agrees that each disposition will give rise to a debtor-creditor relationship of the Company to the Participant, and the Company authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Company which may be in the hands of such Participant. The Company authorizes the Lender to disclose to any prospective Participant and any Participant any and all information in the Lender's possession concerning the Company, this Agreement and the Collateral.

12.6 Relationship of the Parties. This Agreement provides for the making of Advances by the Lender, in its capacity as a lender, to the Company, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Company to the Lender, and for the payment of certain fees by the Company to the Lender. The relationship between the Lender and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lender to protect its interests as lender in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the

Lender to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Lender to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Lender to the Company, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

12.7 Severability. If any provision of this Agreement shall be declared to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

12.8 Usury. It is the intent of Lender and the Company in the execution and performance of this Agreement and the Note or any Loan Document to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and the Company stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this Agreement, the Note and any other Loan Document, "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, or received under this Agreement, the Note or any other Loan Document. The Company shall never be required to pay unearned interest or interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and the Note or any Loan Document, which may be in actual or apparent conflict herewith. If the Note is prepaid, or if the maturity of the Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under the Note would exceed the Maximum Rate or amount of interest Lender or any other holder of the Note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of the Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of the Note or the amount of interest which would otherwise be payable under the Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination. Lender and the Company further stipulate and agree

that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under the Note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of the Note, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by Lender or any other holder of the Note.

12.9 Consent to Jurisdiction. Company hereby agrees that any action or proceeding under this Agreement, the Note or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Texas, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to the Company at its address last known to the Lender. The Company agrees that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document, subject to Section 12.12 below, may be instituted in Harris County, State District Court or in the United States District Court for the District of Texas at the option of the Lender; and the Company hereby waives any objection to the venue, or any claim as to inconvenient forum, of any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

12.10 ADDITIONAL INDEMNITY. IN ADDITION TO THE INDEMNITY PROVIDED IN SECTION 10, THE COMPANY SHALL INDEMNIFY AND HOLD THE LENDER, ITS SUCCESSORS, ASSIGNS, AGENTS, AND EMPLOYEES, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, SUITS, PROCEEDINGS, COSTS, EXPENSES, DAMAGES, FINES, PENALTIES, AND LIABILITIES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM (A) THE OPERATION OF THE COMPANY'S BUSINESSES, (B) THE LENDER'S PRESERVATION OR ATTEMPTED PRESERVATION OF COLLATERAL, AND (C) ANY FAILURE OF THE SECURITY INTERESTS AND LIENS IN THE COLLATERAL GRANTED TO THE LENDER PURSUANT TO THIS AGREEMENT TO BE OR TO REMAIN PERFECTED OR TO HAVE THE PRIORITY AS CONTEMPLATED THEREIN REGARDLESS OF WHETHER THE CLAIM IS CAUSED BY OR ARISES OUT OF, IN WHOLE OR PART, THE NEGLIGENCE OF THE LENDER OR MAYBE BASED ON THE STRICT LIABILITY OF THE LENDER. THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER. AT THE LENDER'S REQUEST, THE COMPANY SHALL, AT ITS OWN COST AND EXPENSE, DEFEND OR CAUSE TO BE DEFENDED ANY AND ALL SUCH ACTIONS OR SUITS THAT MAY BE BROUGHT AGAINST THE LENDER AND, IN ANY EVENT, SHALL SATISFY, PAY, AND DISCHARGE ANY AND ALL JUDGMENTS, AWARDS, PENALTIES, COSTS, AND FINES THAT MAY BE RECOVERED AGAINST THE LENDER IN ANY SUCH ACTION, PLUS ALL ATTORNEYS' FEES AND COSTS RELATED THERETO TO THE EXTENT PERMITTED BY APPLICABLE LAW; PROVIDED, HOWEVER, THAT THE LENDER SHALL GIVE THE COMPANY (TO THE EXTENT THE LENDER SEEKS

INDEMNIFICATION THEREFOR FROM THE COMPANY UNDER THIS SECTION 12.11) WRITTEN NOTICE OF ANY SUCH CLAIM, DEMAND, OR SUIT AFTER THE LENDER HAS RECEIVED WRITTEN NOTICE THEREOF, AND THE LENDER SHALL NOT SETTLE ANY SUCH CLAIM, DEMAND, OR SUIT, IF THE LENDER SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY, WITHOUT FIRST GIVING NOTICE TO THE COMPANY OF THE LENDER'S DESIRE TO SETTLE AND OBTAINING THE CONSENT OF THE COMPANY TO THE SAME, WHICH CONSENT THE COMPANY HEREBY AGREES NOT TO UNREASONABLY WITHHOLD. ALL OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 12.10 SHALL SURVIVE THE PAYMENT OF THE NOTE AND THE OBLIGATIONS.

12.11 No Waivers Except in Writing. No failure or delay on the part of the Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Company or any other Person in any case shall entitle the Company or such other Person to any other or further notice or demand in similar or other circumstances.

12.12 Arbitration/Punitive Damages/Waiver of Jury Trial. To the extent not prohibited by law, any controversy, dispute or claim arising out of, in connection with, or relating to the Commitment or the Loan Documents or any transaction provided for therein (hereinafter, a "Dispute"), shall, at the request of any party to the Loan Documents be settled by arbitration through the American Arbitration Association (the "AAA") pursuant to Title 9 of the United States Code, which the parties hereto acknowledge and agree applies to the transactions contemplated hereunder, under the AAA's Commercial Arbitration Rules. If Title 9 of the United States Code is inapplicable to any Dispute, arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. All arbitration proceedings shall be conducted in Houston, Texas by a single arbitrator if the amount in controversy is One Million Dollars ($1,000,000) or less or by a panel of three arbitrators if the amount in controversy is greater than One Million Dollars ($1,000,000). The arbitrator or arbitrators, as the case may be, shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules. The parties further agree to waive any claims for punitive damages and agree neither an arbitrator nor any court shall have the power to assess such damages in connection with any Dispute. Nothing contained herein shall limit or impair the right of either party to exercise self-help remedies as permitted in this Agreement, foreclose any Lien on any Collateral, or obtain emergency relief from a court of competent jurisdiction to enjoin the dissipation of assets or concealment of Collateral.

Company hereby expressly waives any right to a trial by jury in any action or legal proceeding arising out of or relating to this Agreement or any other Loan Document for the transactions contemplated hereby or thereby.

12.13 Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument.

12.14 No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the Company and Lender. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified by the agreement of the Company and Lender, without any requirement or necessity for notice to, or the consent of or approval of any other Person.

12.15 **RELEASE OF LENDER LIABILITY. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW FROM TIME TO TIME IN EFFECT, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAYBE MADE BY THE COMPANY AGAINST THE LENDER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, AGENTS OR INSURERS, OR ANY OF ITS OR THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.**

12.16 Entire Agreement; Amendment. This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire Agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. The provisions of this Agreement and the other Loan Documents to which the Company is a party maybe amended or waived only by an instrument in writing signed by the parties hereto.

12.17 NO ORAL AGREEMENTS. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

AMSTAR MORTGAGE CORPORATION,
a Texas corporation

By: [signature]
Name: Howard Wayland
Title: President

LENDER:

Franklin Bank, SSB

By: ______________________
Printed Name: David E. Cooper
Title: E.V.P.

EXHIBITS:

A	-	Advance Request Form
B	-	Existing Company Indebtedness
C	-	Procedures and Documentation for Warehousing Single-family Mortgage Loans
D	-	Shipping Instructions
E	-	Trust Receipt
F	-	Officer's Certificate
G	-	Subsidiaries
H	-	Litigation
I	-	Trade Names
J	-	Certificate
K	-	Bailee Letter
L	-	Investors
M	-	Intentionally deleted
N	-	Promissory Note

EXHIBIT A

ADVANCE REQUEST FORM -- SINGLE-FAMILY MORTGAGE LOANS

Loan Information

Borrower (the "Company"): ____________ Loan Number: ____________
Mortgagor Name: ____________ Prepared by: ____________
Street Address: ____________ Warehouse Date: ____________
City, State, Zip: ____________ SSN: ____________
Mortgagor's Home Phone # ____________ Mortgagor's Work Phone # ____________
Note Amount: ____________ Note Date: ____________
Advance Request: ____________ ☐ Wet ☐ Regular (Dry)
Loan Specific Take-out Commitment? ☐ Yes ☐ No Mortgage Loan Interest Rate: ____________
(If Yes) Investor is: ____________ Expiration Date: ____________ Take-out Price: ____________
Loan Type (check all that apply): ☐ 1st Lien ☐ 2nd Lien ☐ Jumbo ☐ Sub-prime ☐ ____________

Closing Agent Information

Closing Agent is: ☐ Title Company ☐ Attorney
Name: ____________ Phone: ( ) ____________
Address: ____________

Method of Advance

☐ Wire Transfer (instructions included) ☐ Franklin Bank Check # ____________
Wire Amount $ ____________ Check Amount $ ____________

Wire Instructions

Receiving Bank: ____________ ABA Number: ____________
City, State: ____________ Account Name: ____________
Account Number: ____________ Attn: ____________

Bailee Pledge Agreement

The Company creates and grants in favor and for the benefit of the Lender a security interest in and to the Single-family Mortgage Loan referenced herein and all instruments and documents relating to such Mortgage Loan and has given notice of same to the Closing Agent. The Company agrees that an assignment of mortgage to the Investor will not be sent for recording prior to the Investor's purchase of the Mortgage Loan. The Company agrees that this Bailee Pledge Agreement shall be binding upon and inure to the benefit of the legal representatives, successors, and assigns of the Lender and that all rights, interests, duties and liabilities arising hereunder shall be determined according to the laws of the State of Texas.

____

____

By: ____________
Name: ____________
Title: ____________
Date: ____________

EXHIBIT "B"
LIST OF EXISTING INDEBTEDNESS OF COMPANY

LENDER	TYPE OF FINANCING	COMMITMENT AMOUNT	SECURITY	BALANCE OUTSTANDING AS OF MARCH 31, 2004
Office Depot 02	Credit Card	$2,000.00	none	$2,047.81
Office Depot 87	Credit Card	$3,500.00	none	$1,701.64
Marlin Leasing Corp	Lease		phone system	$8,202.72
Community State	Loan		none	$21,622.57
Community State	Loan		none	$19,053.12
Dell	Lease		none	$48,800.13
First Community	Loan		none	$24,697.65
First Community	Loan		none	$148.08
First Community	Loan		none	$18,038.01
Purchase Power	Revolving		none	$353.68
Circuit City	Credit Card	$3,000.00	none	$2,762.90
Home Depot	Credit Card	$8,500.00	none	$1,113.35
Staples	Credit Card	closed	none	$1,600.43
US Bancorp	Lease		workstations	$3,718.68

EXHIBIT "C"

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING SINGLE-FAMILY MORTGAGE LOANS

The following collateral procedures and documentation requirements must be observed in all respects by the Company. All documents must be satisfactory to Lender in its sole discretion. Terms used below, which are not otherwise defined, shall have the meanings given them in the Warehousing Credit and Security Agreement (Single-family Mortgage Loans), as amended, modified or renewed from time to time.

I. **Warehouse Advance against Single-family Mortgage Loans (Dry Advance)**. Prior to Lender's making an Advance that is not a Wet Settlement Advance, the Lender must receive the following documents for the Eligible Mortgage Loan for which the Advance is requested, by 2:00 p.m. Houston, Texas time on a Business Day for an Advance to be funded the same day:

(a) Original Request for Advance against Single-Family Mortgage Loans (**Exhibit "A"**).

(b) Original signed Mortgage Note, endorsed by the Company "in blank" with corresponding interim endorsements, if applicable.

(c) Copy of the recorded Mortgage or the unrecorded Mortgage certified as true and sent for recordation by the escrow/title company or Closing Agent.

(d) Certified copies of all interim assignments (recorded or sent for recordation) of the Mortgage, that, if sent for recordation, have been certified by the title/escrow company or closing agent.

(e) Copy of related Purchase Commitment.

(f) An assignment of Mortgage to the Lender in recordable form, but not recorded.

(g) Copy of Loan Settlement Check, or signed wire transfer request directing transfer of funds to Closing Agent.

(h) Any and all other files, documents, instruments, certificates, correspondence, or other records that are requested by Lender and deemed by Lender in its sole judgment to be necessary, appropriate or desirable.

II. **Warehouse Advance against Single-family Mortgage Loans (Wet Settlement Advances)**. Prior to Lender's making a Wet Settlement Advance, the Lender must receive the following documents for the Eligible Mortgage Loan for which the Advance is requested, by 2:00 p.m. Houston, Texas time on a Business Day for an Advance to be funded the same day:

(a) Request for Advance against Single-Family Mortgage Loans (**Exhibit "A"**). (Form may be sent by facsimile).

(b) Copy of the related Purchase Commitment for such Mortgage Loan.

(c) Copy of settlement or funding check issued to or signed wire transfer request directing transfer of funds to Closing Agent.

(d) Copy of the Company's final closing instructions to the Closing Agent, noting Lender's security interest in the Mortgage Loan, as provided below:

"You are hereby notified that Franklin Bank, SSB (the "Lender") has a security interest in the promissory note, the deed of trust or mortgage, and all other supporting documents for the above-referenced loan. Unless the Lender otherwise instructs you, all loan documents are to be returned to the Lender within twenty-four (24) hours after settlement."

Delivery of Mortgage Loans. The Lender exclusively shall deliver pledged Mortgage Notes held by the Lender to an Investor, unless otherwise agreed in writing.

The following procedures are to be followed for deliveries of pledged Mortgage Notes to Investors:

No later than 2:00 p.m., Houston, Texas time one (1) Business Day prior to the expiration date of the Purchase Commitment, the Lender must receive the following:

(1) Signed shipping instructions for the delivery of the Pledged Mortgages, which shall include the following:

(a) Name and address of the office of the Investor to which the loan documents are to be shipped and the preferred method of delivery;

(b) Instructions for endorsement of the Mortgage Note;

(c) Name of mortgagor and Mortgage Note Amount for each Pledged Mortgage to be delivered;

(d) Number and expiration date of the related Purchase Commitment.

(2) All loan documents related to the Pledged Mortgages required for delivery to the Investor.

Upon instruction by the Company, the Lender will complete the endorsement of the pledged Mortgage Note and make arrangements for the delivery of the Mortgage Note with the appropriate Bailee Letter to the Investor. Cash proceeds of sales of Mortgage Loans within the Collateral shall be applied to related Advances outstanding under the Commitment. Provided no Default exists, the Lender shall return any excess proceeds of the sale of Mortgage Loans to the Company, unless otherwise instructed by the Company in writing.

EXHIBIT "D"

FORM OF SHIPPING REQUEST AND AUTHORIZATION
[Company Letterhead]

Date: ______________________________

FRANKLIN BANK, SSB
9800 Richmond, Suite 680
Houston, TX 77042
Attn: Teresa Earley

This letter is to serve as authorization for you to endorse and ship loan documents in your possession for the following loans:

Loan Number	Borrower Name	Note Amount

To the following address:

NAME: ____

ADDRESS: ____

ATTENTION: ____

Please endorse the notes as follows: ______________________________

Please ship the loan documents either by _________________________ or by such other courier service we have specifically approved in writing. You are not responsible for any delays in shipment or any other actions or inactions of the courier. However, because the commitment expires on _________, we ask that you deliver the loan documents to the courier no later than _______________.

Please have the courier bill us by using our overnight account number ________________. If you should have any questions, or need for additional documentation, please do not hesitate to call __________________________,

____

____

By: ________________________________
Name: ______________________________
Title: _______________________________

EXHIBIT "E"

FORM OF TRUST RECEIPT

Trust Receipt No. ____________________ Date: ______________________

The undersigned, ______________________________, a ____________________ (the "Company"), acknowledges receipt from Franklin Bank, SSB, a Texas state savings bank ("Lender"), pursuant to that certain Warehousing Credit and Security Agreement (Single-Family Mortgage Loans) dated as of ______________, 200__ by and between the Company and Lender (the "Agreement"), of the following described property (the "Trust Property"), possession of which is herewith entrusted to the Company for the purposes set forth below:

Mortgage Loan No. _________________________ Note Amount $_______________

Obligor__________________________________

Purpose: (specify nature of clerical or other documentation problem to be corrected)

The Company hereby acknowledges that a security interest in the Trust Property and in the proceeds of the Trust Property has been granted to the Lender pursuant to the Agreement.

In consideration of the delivery of the Trust Property by the Lender to the Company, the Company hereby agrees to hold the Trust Property in trust for the Lender as provided under and in accordance with all provisions of the Agreement and to return the Trust Property to the Lender no later than the close of business on the tenth day following the date hereof or, if such day is not a Business Day, on the following Business Day. The Company further agrees that the aggregate Collateral Value of Single-Family Mortgage Loans with respect to which notes or other documentation has been released under trust receipts, does not exceed $500,000.00.

_________________________________,
____________________________,
____

By: ______________________________
Name: ____________________________
Title: _____________________________

Delivery to Company Acknowledged: FRANKLIN BANK. SSB

By: ______________________________
Name: ____________________________
Title: _____________________________

EXHIBIT "F"

OFFICER'S CERTIFICATE

COMPANY: ________________________________, a ____________________

LENDER: Franklin Bank, SSB

DATE: ________________________________

REPORTING PERIOD: __________________ ended ____________, 20__

This certificate is delivered to Lender under the Warehousing Credit and Security Agreement (Single-Family Mortgage Loans) dated effective as of ____________, 200__, between Company and Lender (the "Agreement"), all the defined terms of which have the same meanings when used herein.

I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer/general partner of Company designated below; (b) the financial statements, balance sheets, and cash flow statements of Company for the period shown above (the "Reporting Period") and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Company as of the end of the Reporting Period and the results of its operations for the Reporting Period; (c) the Hedging Report which accompanies this certificate fairly and accurately portrays the Mortgage Loans subject to rate lock agreements and the exceptions noted thereon; (d) a review of the Agreement and of the activities of the Company during the Reporting Period has been made under my supervision with a view to determining Company's compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Event of Default or Default, except as disclosed on **Annex "A"** hereto (which specifies the nature and period of existence of each Event of Default or Default, if any, and what action Company has taken, is taking, and proposes to take with respect to each). The financial calculations of the Company set forth in Annex A set forth that the Company is in compliance with the financial covenants of the Agreement (except as otherwise noted on Annex A).

____
Signature

Name: ________________________
Title: ________________________

Defaults/Events of Default under Credit Agreement, if any. *[Describe, including dates of occurrences and actions taken by Company to cure same.]*

____

Signature

EXHIBIT "G"
LIST OF SUBSIDIARIES

Program	ID#	Branch Manager	Address	City	State	Zip	Phone	Fax
Corporate	1000-TX	Wayland, Howard	10851 Scarsdale Blvd. #800	Houston	TX	77089	281-481-9040	281-481-9042
Retail	R001-TX	Banks, Erica	13999 Goldmark Dr. Suite 456	Dallas	TX	75240	469-330-6600	469-330-6601
Retail	R002-TX	Turner, Erma	8303 S. West Frwy Suite 580	Houston	TX	77074	713-773-3353	713-773-4099
Monthly	1083-NC	Ash, Nicole	401 East Blvd	Charlotte	NC	28203	704-369-0939	704-369-0949
Monthly	1001-NC	Ash, Theodore	400 Market Ste. 201	Greensboro	NC	27401	336-346-1150	336-856-1115
Fixed	1084-TX	Bailey, Dwight	10864 Jones Road	Houston	TX	77065	281-955-1777	281-955-1797
Monthly	1085-MD	Barrie, Neneh	5111 Berwyn Rd. #200	College Park	MD	20740	301-441-4884	301-441-4551
HCMonthly	1137-CA	Bearden, Bobbie D	150 Cayuga Street Suite 7	Salinas	CA	93901	831-770-1065	831-770-1064
Fixed	1131-CA	Brito,Michael	609 Jefferson St Suite B	Fairfield	CA	94533	707-429-9595	707-429-9754
Monthly	1002-TN	Buchanan, Buster	475 Metroplex Dr Suite 406	Nashville	TN	37211	615-837-6411	615-837-6426
Monthly	1003-TX	Carlson, Tom	102 Indian Paint Brush	Lake Jackson	TX	77566	979-297-1887	979-297-1243
Fixed	1086-TX	Carlton, Romel/Kellyton Wilson	8007 Gulf Street	Frisco	TX	75035	469-633-0647	469-633-9907
Monthly	1074-MO	Carrington, Yolanda	1001 Craig Rd. #450	St Louis	MO	63146	314-569-2747	314-569-1958
Monthly	1005-FL	Choudhury, Zinnur	7200 South Orange Ave	Orlando	FL	32809	407-851-6094	407-851-4325
Monthly	1006-TX	Cirilo, Melda	13533 Bammel North Houston Rd	Houston	TX	77066	281-583-0070	281-893-6184
Monthly	1075-TX	Clark, Trev "TC"	2626 Chestnut Ridge	Kingwood	TX	77339	281-358-7950	877-274-1238
Fixed	1106-FL	D'Angelo, Lisa	2335 Stanford Ct unit 501	Naples	FL	34112	239-774-2333	239-774-2343
Monthly	1043-FL	Daughety, Kerry R	5811 Memorial Hwy Ste 208	Tampa	FL	33647	877-868-6678	813-514-0754
Monthly	1087-LA	Day, Thomas "Tom"	605 N Causeway Blvd	Mandeville	LA	70448	985-674-8500	985-674-9675
Fixed	1088-IA	Degroote, Josh	213 N Ankeny Blvd Ste 120	Ankeny	IA	50021	515-965-5551	515-965-7877
Monthly	1008-FL	Denmark, Bill	6349 103rd St.	Jacksonville	FL	32210	904-573-8893	904-573-8886
Fixed	1126-LA	Dragg, John D	4775 Mimosa St	Baton Rouge	LA	70808	225-925-5599	225-925-5533
Fixed	1089-NC	Echard, Mark	117 Morgan Place	Apex	NC	27539	919-654-7358	919-367-0121
Monthly	1077-MO	Eddingfield, Scott/Peter Gubany	3413 Hampton Ave	St Louis	MO	63139	314-647-4747	314-647-9994
Monthly	1107-TN	Elkins, James R	88 New Shackle Island Rd #300	Hendersonville	TN	37075	615-264-4626	615-264-4616
Fixed	1108-LA	Fairchild, Jerry	2113 Connie Dr.	Denham Springs	LA	70726	225-665-1079	225-667-9813
Fixed	1009-OK	Farha, Sam	6525 North Meridian Ste 210	Oklahoma City	OK	73116	405-470-1142	405-470-1145
Monthly	1010-FL	Fazio, Daniel	7305 West Sample Rd. Ste 202	Coral Springs	FL	33065	954-344-9005	954-344-9008
Fixed	1073-CO	Ferriter, Debi (Pope)	1430 Nelson Rd Ste 210	Longmont	CO	80501	303-684-8784	303-684-8714
Flex	1090-FL	Fotopoulos, Leigh	14502 N Dale Mabry Hwy Ste 201	Tampa	FL	33618	813-964-0200	813-964-5453
Fixed	1109-NY	Frazier, Michael / Terrell Lambert	8940 Center Pointe Dr	Baldwinsville	NY	13027	315-635-2828	866-297-3816
Fixed	1082-PA	Freedman, Joshua	749 Illini Drive	Monroeville	PA	15146	412-951-3882	888.684.1665
Fixed	1091-TN	Galusha, Don	167 Belle Forest Circle	Nashville	TN	37221	615-724-0159	615-724-0164
Fixed	1044-FL	Garcia, Arthur	13712 Countyline Rd	Hudson	FL	34667	727-705-0205	727-705-0209
Fixed	1092-MO	Garner, Harold	2011 Golfway	St. Charles	MO	63301	636-946-9711	877-401-7868
Fixed	1045-TN	Garrett, Todd W	102 Woodmont Blvd Ste 246	Nashville	TN	37205	615-293-1567	615-345-0285
HC Monthly	1130-CA	Gluchacki, Scott / Michael Villalobos	225 S. Lake Suite 230	Pasadena	CA	91101	626-793-2660	626-793-2748
Fixed	1046-TX	Good, Scott / Gosse, Garth	113 Hwy 110 N	Whitehouse	TX	75791	903-839-5400	903-839-5400
Monthly	1011-FL	Grace, Elissa	17595 South Tamiami Trail #108	Ft. Myers	FL	33239	239-489-3040	239-226-0941

EXHIBIT "G"
LIST OF SUBSIDIARIES

Program	ID#	Branch Manager	Address	City	State	Zip	Phone	Fax
Monthly	1048-TX	Gray, Chris / Portis, Paul	13850 Gulf Fwy Ste 201	Houston	TX	77034	281-481-5600	281-481-5601
Fixed	1072-MD	Green, Charles	2125 Maryland Ave	Baltimore	MD	21218	410-347-5755	410-347-0538
Monthly	1111-PA	Hamilton, Jason B	623A Schoolhouse Rd	Duncannon	PA	17020	717-834-9901	717-834-9903
Monthly	1012-MO	Hayes, Mark / Karla Chew	111 N Port Plaza Dr. #600	St Louis	MO	63146	636-410-0283	636-410-0285
Fixed	1127-FL	Hendricks, Ryan S	1133 4th Street	Sarasota	FL	34236	941-587-9292	941-359-2303
Fixed	1056-TX	Henry, Regina Leussink	20202 Hwy 59 N., #340	Humble	TX	77338	281-446-5626	281-446-5621
Fixed	1112-NV	Hill, Tracie	3100 E Charleston Ste 108	Las Vegas	NV	89104		702-920-8484
Monthly	1093-VA	Hillquist, Christine	1435 Crossways Blvd. #303	Chesapeake	VA	23320	757-424-3900x202	757-424-0094
Fixed	1050-MS	Holliness, Michelle D	1553 E Countyline Rd #104	Jackson	MS	39212	662-347-2149	662-887-6051
Fixed	1136-TN	Holmes, Mary (Holliness 2nd Br)	5297 Algiers Dr	Memphis	TN	38116	901.348.8774	901.348.0284
Monthly	1040-LA	Hoskins, Kwame Adkins	12097 Old Hammond Hwy. Ste E-1	Baton Rouge	LA	70816	225-272-7676	225-272-7672
Monthly	1051-CO	Howell, Jeff	1546 Cole Blvd Ste 265	Lakewood	CO	80401	303-462-2405	303-462-2406
Fixed	1052-FL	Hoyos, Jose M	1361 Sierra Circle	Kissimmee	FL	34744	407-343-5444	407-343-5491
Monthly	1094-TX	Jenkins, Larry S.	13612 Midway Rd. #507	Farmers Branch	TX	75244	972-726-1808	972-503-5052
Fixed	1113-TX	Johnson, Vaughn	915 Baker Drive # 91	Tomball	TX	77375	832-640-1298	281-516-2965
Monthly	1114-MI	Kadouh, Mirvat	2184 N Beech Daly Ste. 1	Dearborn Hts.	MI	48127	313-274-0400	313-274-0410
Fixed	1054-LA	Kelly, Jason	1701 Lobdell Ave #6	Baton Rouge	LA	70806	225-201-1179	888-771-1965
Monthly	1038-NC	Krause, Donna (Breckenridge)	308 N. Lindsay	HighPoint	NC	27262	704-965-1916	336-885-5647
Monthly	1129-PA	Kurelko, Eric J	1628 East State Street	Hermitage	PA	16148	724-347-4867	724-347-5330
HC Monthly	1115-CA	Lewis, Clint	550 E Carson Plaza Dr #223	Carson	CA	90746	310-352-3723	310-856-3777
Monthly/100/disc	1015-AR	Lovell, Roberta	P.O.Box 627/602 DeQueen Ste A	Mena	AR	71953	479-394-2500	479-394-4082
Monthly	1058-VA	MacNaughton, Glenn	8286 Humphrey Lane	Manassas	VA	20109	703-361-8721	703-995-4870
Monthly	1030-CO	McKinney, Ryan	4251 Kippling St.	Wheatridge	CO	80033	303-526-3077	303-526-7618
Monthly	1037-MD	McLamb, Patty	6826 Riggs Rd	Hyattsville	MD	20783	301-422-4171	301-422-7941
Monthly	1140-MO	McLaughlin Patrick / Scott Wade	7717 Natural Bridge Road	Normandy	MO	63121	314-389-9998	314-389-0381
Fixed	1059-MD	Moore, Aisha	105 Paul Mellon Ct. Ste 18	Waldorf	MD	20602	301-885-2701	301-567-5033
Fixed	1080-FL	Morrisey, Edward	7441 Conroy Rd	Orlando	FL	32835	407-532-5464	407-532-3357
HC Fixed	1138-CA	Mosier, William	25 Via Lucca H227	Irvine	CA	92612		949-606-9969
Monthly	1060-TX	Munoz, Jaime	2405 Chareton Dr.	Arlington	TX	76018	214-566-4092	817-468-5364
Monthly	1061-MI	Muqbel, Edward	13750 Michigan Ave	Dearborn Hts.	MI	48126		313-371-0333
Fixed	1116-TX	Nguyen, Linda	2214 High Point Dr	Sachse	TX	75048		
Monthly	1095-AR	Nichols, Bert/Kristopher Wright	21 West Mountain	Fayetteville	AR	72701	479-695-1000	479-695-1003
Fixed	1096-TN	Norris, Darrel/Andy Watts	641 E Gov John Sevier Hwy	Knoxville	TN	37920	865-577-2248	865-573-5090
Monthly	1097-FL	O'Donnell, Melanie	2739 US Highway 19 Suite 421	Holiday	FL	34691	877-734-4099	727-736-0029
Monthly	1098-FL	Orlando, Marie	1000 N Collier Blvd Ste 13a	Marco Island	FL	34145	239-393-1718	239-393-1326
Monthly	1062-MD	Park, James & Eun	8629-B Zetts Ave	Gaithersburg	MD	20877	301-330-0108	301-330-7781
Fixed	1117-TX	Parker, Scott	739 Ashland Terrace #208	Chattanooge	TN	37343	423-874-0110	423-874-0138
Monthly	1016-FL	Parratt, Cyndi (Twigg)	2344 Bee Ridge Rd. Suite 100	Sarasota	FL	34239	941-927-3992	941-927-3662
Fixed	1142-TX	Patton, Robert	1825 Airport Frwy	Bedford	TX	76021	817-684-0226	817-358-1688

EXHIBIT "G"
LIST OF SUBSIDIARIES

Program	ID#	Branch Manager	Address	City	State	Zip	Phone	Fax
Fixed	1134-MD	Perry, Brandon	417 Oella Ave	Baltimore	MD	21228	239-455-6158	239-455-5974
Monthly	1017-NC	Pierson, Ashley	412 West Jones St.	Raleigh	NC	27603	919-832-5664	919-832-1102
Monthly	1141-KY	Pitney Debra / Travis J Prentice	2300 Hurstbourne Village Dr.	Louisville	KY	40299	502-495-1751	502-495-1761
Monthly	1118-TX	Pitre, William (Bill)	9724 Beechnut St. #160	Houston	TX	77036	713-771-7900	713-771-7993
Monthly	1018-KS	Quick, Dennis / Zabawa	10308 Stateline Road, #200	Leawood	KS	66206	913-754-1110	913-647-1001
Fixed	1063-TX	Reagan, Jared*	4437 Fairway	Carrollton	TX	75010	972-492-9800	972-492-9801
Monthly	1128-FL	Rhodes, Trevor	1802 N. Belcher Rd Suite 100	Clearwater	FL	34683	727-467-0946	727-467-0956
Fixed	1119-TN	Roy, Michael	2185 Hillsboro Rd. #303	Franklin	TN	37069	615-790-2008	615-523-2525
Monthly	1120-FL	Rubino, Carl J	27 E Ocean Blvd	Stuart	FL	34994	772-288-2269	772-283-8023
Monthly	1019-FL	Rubinoff, Larry	9337 West Sample Rd. Ste 201-202	Coral Springs	FL	33065	954-255-1119	954-255-8880
Monthly	1099-CA	Samsing, James / Justin Smith	65 Enterprise #165	Aliso Viejo	CA	92656	949-330-6130	949-330-6131
Monthly	1121-CO	SanFilippo, Tony/Jeffery Abraham	8880 S. Zephyr Street	Littleton	CO	80128	303-933-1696	303-933-1695
Fixed	1122-NY	Sauseville, James / Chris Welfly	4 Harold Avenue	Latham	NY	12110	518-786-9252	518-782-7526
Fixed	1100-MD	Schatz, Stuart	2822 Solomons Island Rd. #204-2	Edgewater	MD	21037	410-571-0118	410-571-0121
HC Monthly	1123-CA	Schloemann, Amy N	2580 Marshfield Road	Vallejo	CA	94591	707-558-8485	707-558-8384
HC Monthly	1123-CA	Schloemann, Amy N	2580 Marshfield Road	Vallejo	CA	94591	707-558-8485	707-558-8384
Monthly	1020-FL	Scibelli/Rayner	1535 North Park Dr. Suite104	Weston	FL	33326	954-384-2400	954-358-6246
Fixed	1101-TN	Senft, John	315 Martin Lane *billing address*	CottonTown	TN	37048	615-456-7400	615-672-2870
Monthly	1022-AL	Sharp,Royce	1512 Center Point Parkway Ste 101	Birmingham	AL	35215	205-854-5470x102	205-854-9283
Fixed	1065-AR	Sherman, James	915 E. 9th St.	Little Rock	AR	72201	501-975-4142	501-907-5665
Monthly	1066-FL	Shuman, Stephen	6525 Superior Ave	Sarasota	FL	34231	941-922-4962	941-922-0762
Monthly	1023-OK	Siess, Keith	927 North Flood Ste 107	Norman	OK	73069	405-360-1995	405-360-1697
Monthly	1024-MD	Small, Steve	10713-A Birmingham Way	Woodstock	MD	21163	410-461-8700	410-461-8701
Monthly	1081-MO	Stanley, Staci	11906 Manchester Rd #107	St Louis	MO	63131	314-965-1166	314-965-1163
Fixed	1102-TX	Still, Brantley	211 West Sealy #5	Alvin	TX	77511	281-585-2289	281-585-6685
Monthly	1103-FL	Subramaniam, Navin	4620 N. State Road 7 Ste. 210	Laud Lakes	FL	33319	954-914-8768	954-252-4339
Monthly	1104-TX	Talbott, Ted J.	917 Cable Street	Conroe	TX	77305	936-441-3399x1	936-441-1347
Fixed	1068-VA	Taylor, David A	414 25th Street #22	VA Beach	VA	23451	757-641-0088	270-588-1847
Flex	1069-TN	Taylor, Omega DuJuan	4617 Partridge Ct	Memphis	TN	38141		901-566-2500
Monthly	1039-TN	Thompson, Jerry R	250 N Parkway Ste 27	Jackson	TN	38305	731-660-0720	731-660-5054
Flex	1124-FL	Walis, Mike	12000 Biscayne Blvd # 703	Miami	FL	33181	305-893-8770	305-893-8860
Fixed	1135-AR	Warren,Teresa Jo / Chris Tobias	208 1/2 West Walnut	Rogers	AR	72756	479-636-2888	479-631-6725
Monthly	1026-MO	Wellner, Gary	1100 Knox, Ste 600	Blue Springs	MO	64015	816-220-7744	816-220-7733
Monthly	1125-TX	Werchan, Kelli	1529 E I30 #109	Garland	TX	75043	972-303-5959	972-303-3554
Monthly	1105-NC	Wise, Chris	5602 Grand Traverse Dr	Raleigh	NC	27604	919-524-1512	919-882-9647
Monthly	1041-FL	Wnek, Warren	3410-B N Harbor City Blvd	Melbourne	FL	32935	321-751-1555	321-751-1178
Monthly	1027-MO	Yeager, Lisa	7216 North Pennsylvania	Kansas City	MO	64118	816-468-4040	816-468-4040
Flex	1132-FL	Young, Dennis	219 E Burleigh Blvd	Tavares	FL	32778	352-324-3003	352-324-2094

EXHIBIT "H"

DISCLOSURE OF PENDING LITIGATION

(Include the caption of the case, including styling, cause number, and court in which it is pending, date filed, status of the proceedings, and description of claims, counterclaims and damages asserted. If none, state "None.")

EXHIBIT "I"
TRADE NAMES OF COMPANY

Gulf Coast Investment Inc
Country Home Mortgage
Providence Financial
Freedom Lending Services
Hendricks Mortgage Group
Lighthouse Mortgage
F L Capital Bancorp
Country Home Mortgage
Home Buyers Express
Indemae Home Loans
Power Lending of Chattanooga
Renaissance Mortgage
Metroplex Home Loans
Power Lending
Oceanside Funding
Community Home Lending
First Nationwide Mortgage
Blue River Mortgage

EXHIBIT "J"
SECRETARY'S CERTIFICATE

I, the undersigned, hereby certify that I am the Secretary of **AMSTAR MORTGAGE CORPORATION, a Texas corporation** ("Company") and have knowledge of the matters contained in this document and as of April 19, 2004, further certify all of the following:

Company is a corporation duly organized, validly existing, and in good standing under the laws of the above-mentioned state and has complied with all certifications, filings, and requirements necessary to continue as a corporation in said state and for each state where Company transacts business.

True and correct copies of the Articles of Incorporation and Bylaws of the Company together with all amendments thereto (respectively, the "Articles" and "Bylaws") are attached hereto and such Articles and Bylaws remain unaltered and in full force and effect.

I further certify that the following resolutions do no conflict with the Articles or Bylaws of the Company, are now in full force and effect, have not been amended, modified or revoked, and were duly adopted pursuant to a written consent signed by all of the members of the Company's Board of Directors in accordance with the Articles and Bylaws;

"WHEREAS, the Company will benefit from an extension of credit from Franklin Bank, SSB (the "Lender") in the form of a revolving warehouse credit facility to finance the origination and/or acquisition of mortgage loans by the Company;

BE IT RESOLVED, that the Company enter into a warehouse revolving credit facility with Franklin Bank, SSB in the principal amount of Five Million and No/100 Dollars ($5,000,000.00) (the "Credit Facility");

FURTHER RESOLVED, that any one of the following individuals are hereby authorized for and on behalf of the Company to execute a credit agreement, security agreements, financing statements, promissory notes, and other instruments, agreements, and documents required by the Lender incident to the establishment of the Credit Facility and that all such documents, instruments, notes, and agreements executed by the following individuals shall be binding upon the Company;

Howard M. Wayland, Jr.	[signature]
Name	Signature
Name	Signature
Name	Signature

FURTHER RESOLVED, that any one of the following individuals are hereby authorized for and on behalf of the Company to request advances from the Lender under the Credit Facility, provide instructions with respect to the shipping of Mortgage Loans to Investors and such other instructions from the Company as permitted or required under the Agreement, and any such requests and instructions made by the following shall be binding upon the Company until and unless the Lender receives written notice from the Company of the revocation of the authority of such individual:

Howard M. Wayland, Jr.	[signature]
Name	Signature
Name	Signature
Name	Signature

I further certify that the signatures provided above opposite the names of each of the authorized individuals are their true and authentic signatures and that the authority granted by the above resolutions and the manner of their adoption is in accordance with the requirements of the Limited Partnership Agreement.

I further certify that the foregoing resolutions shall continue in full force and effect, and the Lender is authorized to rely upon the foregoing resolutions until a new Corporate Resolution is received by Lender

Dates as of April 19, 2004

[signature]
Signature

Jay Salazar
Printed Name

Assistant Secretary
Title

EXHIBIT "K"

Form of Bailee Letter

Franklin Bank SSB

BAILEE LETTER

(Investor Name and Address)

Re: Purchase of Mortgage Loans from ______________________.

Please find loan documents relating to those Mortgage Loans listed on the attached schedule, which Mortgage Loans are delivered to you, at the instruction of ______________________ (the "Company"), your seller, for purchase.

The Mortgage Loans comprise a portion of the collateral under that certain Warehousing Credit and Security Agreement (Single-family Mortgage Loans) ("Warehouse Agreement") dated as of ______________________ 200__ by and between the Company and FRANKLIN BANK, SSB., a Texas state savings bank ("Lender"). Each of the Mortgage Loans is subject to a security interest in favor of Lender under the Warehouse Agreement. Please remit the required amount specified in connection with each Mortgage Loan (as set forth on the schedule attached hereto) by wire transfer to the following account:

Franklin Bank
Austin, TX
ABA #114993731
Credit: ______________________
Account # ______________________
Attn: Teresa Earley

Until full payment therefor is received, the aforesaid security interest therein will remain in full force and effect, and you shall hold possession of such collateral and the documentation evidencing same as custodian, agent and bailee for and on behalf of Lender. In the event any Mortgage Loan is unacceptable for purchase, return the enclosed documents relating to the rejected Mortgage Loan directly to the undersigned at the address set forth below. In any event each Mortgage Loan (and the related documents) must be returned or sales proceeds remitted in full no later than thirty (30) days from the date hereof. If you are unable to comply with the above instructions, please so advise the undersigned immediately.

NOTE: BY ACCEPTING THE MORTGAGE LOANS DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE CUSTODIAN, AGENT AND BAILEE FOR LENDER ON THE TERMS DESCRIBED IN THIS LETTER. THE UNDERSIGNED REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE LOANS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE UNDERSIGNED AT THE FOLLOWING ADDRESS: 9800 Richmond Avenue, Suite 680, Houston, TX 77042. HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT NOR YOUR STATUS AS BAILEE FOR LENDER.

Sincerely,

FRANKLIN BANK, SSB

By: ______________________________
Name: ____________________________
Title: _____________________________

IRREVOCABLY ACKNOWLEDGED AND AGREED TO:

(Investor)

By: ___________________________
Name: _________________________
Title: __________________________

EXHIBIT "L"

LIST OF INVESTORS

[please list]

INVESTOR/LENDER	CONTACT	PHONE NO.

EXHIBIT "N"

PROMISSORY NOTE

$5,000,000.00 Houston, Texas April 19, 2004

FOR VALUE RECEIVED, the undersigned, AMSTAR MORTGAGE CORPORATION, a Texas corporation (herein called the "Borrower"), hereby promises to pay to the order of Franklin Bank, SSB, a Texas state savings bank (the "Lender" or, together with its successors and assigns, the "Holder") with an office at 9800 Richmond, Suite 680, Houston, TX 77042, or at such other place as the Holder may designate from time to time, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or so much thereof as may be outstanding from time to time pursuant to the Warehousing Credit and Security Agreement (Single-Family Mortgage Loans) (the "Agreement') dated April __, 2004 by and between the Borrower and Lender, as the same may be amended, supplemented, or restated from time to time, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance at the Floating Rate (or, in the case of past-due payments at the Default Rate) until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

This Note is issued and delivered under the Agreement and is a Note as defined therein and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Collateral, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein.

The entire unpaid principal balance of this Note plus all accrued and unpaid interest shall be due and payable in full on Termination Date.

This Note may be prepaid in whole or in part at any time without premium or penalty.

Should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, and all costs of collecting this Note, including reasonable attorneys' fees and expenses.

This Note shall be construed and enforced in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law, and applicable federal laws of the United States of America.

This Note is secured by all security agreements, collateral assignments, deeds of trust and lien instruments executed by the Borrower in favor of the Lender, or executed by any other Person as security for this Note, including any executed prior to, simultaneously with, or after the date of this Note.

The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive notice,

presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Collateral at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder.

It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary herein or in the Agreement or in any other Loan Document or agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged, or received herein or under the Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from any Event of Default under the Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or any of the Loan Documents which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received, or provided for under this Note of any of the Loan Documents. To the extent that Section 303 of the Texas Finance Code is relevant for purposes of determining the Maximum Rate, the Lender hereby elects to determine the applicable rate ceiling under such statute by the weekly rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law. Chapter 346 of the Texas Finance Code shall not apply to this Note.

This Note is unconditionally and irrevocably guaranteed by Howard Wayland, Jr.

BORROWER:

AMSTAR MORTGAGE CORPORATION, a Texas corporation

By: [signature]
Name: Howard Wayland
Title: President

EXHIBIT "O"

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this "Guaranty") by Howard Wayland Jr ("Guarantor"), is in favor of FRANKLIN BANK ssb, a state savings bank ("Lender").

W I T N E S S E T H:

WHEREAS, Lender has extended and will extend credit and financial accommodations to Amstar Mortgage Corporation , a Texas corporation, or for its benefit ("Borrower");

WHEREAS, the Guarantor will derive substantial benefits from such extension of credit and financial accommodations to Borrower;

NOW, THEREFORE, (i) to induce Lender, at any time from time to time, to loan monies, with or without security to or for the account of Borrower, (ii) at the special insistence and request of Lender, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

1. Guarantor hereby absolutely and unconditionally guarantees the prompt and punctual payment and performance when due (whether at its maturity, by lapse of time, by acceleration or otherwise) of the Guaranteed Obligations (hereinafter defined). This is a specific guaranty applicable to and guaranteeing any and all amounts of principal, interest (including interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law), attorneys' fees, costs of collection and other amounts owing or which hereafter become owing on or in connection with certain indebtedness, obligations or liabilities of Borrower to the Lender under the instruments described below, together with all renewals, extensions, increases, replacements, and rearrangements thereof, even though represented by new instruments, including, without limitation, all present and future amounts that would become due but for the operation of §502 or §506 or any other provision of Title 11 of the United States Code (hereinafter called the "Guaranteed Obligations"), as follows:

(a) That certain Warehousing Credit and Security Agreement dated effective as of April __, 2004, executed by and between the Borrower and the Lender (the "Credit Agreement");

(b) The Promissory Note dated April 19, 2004 in the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), executed by Borrower payable to the order of the Lender; and

(c) All other documents and instruments as are now and hereafter executed by Borrower in connection with the instruments described in 1(a) and 1(b) above (the instruments described in paragraph 1(a), 1(b) and 1(c) hereof are hereinafter collectively called the "Loan Documents").

2. Guarantor hereby waives marshalling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any indebtedness, obligation or liability to which it applies or may apply, and waives presentment and demand for payment thereof, notice of dishonor or nonpayment thereof, notice of intention to accelerate, notice of acceleration, protest, and notice thereof and all other notices and demands, collection or instigation of suit or any other action by Lender in collection thereof, including any notice of default in payment thereof or other notice to, or demand of payment therefor on, any party other than demand on Guarantor for payment under this Guaranty. Further, Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas including without limitation, any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, V.T.C.A., Civil Practice and Remedies Code §17.001 and Chapter 34 of the Texas Business and Commerce Code.

3. Guarantor agrees to pay to Lender its collection costs, including reasonable attorneys' fees, but in no event to exceed the maximum amount permitted by law, if the Guaranteed Obligations are not paid by Guarantor upon demand when due as required herein or if this Guaranty is enforced by suit or through probate or bankruptcy court or through any judicial proceedings whatsoever, and should it be necessary to reduce Lender's claim to judgment, such judgment shall bear interest at the rate of 10% per annum or such greater maximum rate, if any, allowed by applicable laws.

4. This is an absolute and unconditional guaranty of payment and not of collection, by Guarantor, jointly and severally with any other guarantor of the Guaranteed Obligations in each and every particular, and Guarantor waives any right to require that (a) any action be brought against Borrower or any other person or entity, (b) Lender enforce its rights against any other guarantor of the Guaranteed Obligations, (c) Lender proceed or enforce its rights against or exhaust any security given to secure the Guaranteed Obligations, (d) Lender has Borrower joined with Guarantor or any other guarantor of all or part of the Guaranteed Obligations in any suit arising out of this Guaranty and/or the Guaranteed Obligations, or (e) Lender pursue any other remedy in Lender's powers whatsoever. Lender shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Guaranteed Obligations, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason other than payment in full of the Obligations, subject to paragraph 7 of this Guaranty. Should Lender seek to enforce the obligations of Guarantor by action in any court, Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against Borrower or any other person or entity or that Borrower or any other person or entity be joined in such cause or that a separate action be brought against Borrower or any other person or entity. The obligations of Guarantor hereunder are several from those of Borrower or any other person or entity (including without limitation any other surety for Borrower), and are primary obligations concerning which Guarantor is the principal obligor. All waivers herein contained shall be without prejudice to Lender at its option to proceed against Borrower or any other person or entity, whether by separate action or by joinder. The payment by Guarantor of any amount pursuant to this Guaranty shall not in anywise entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranteed Obligations or any proceeds thereof, or any security therefor, unless and until the full amount owing to Lender on

the Guaranteed Obligations has been fully paid, but when the same has been fully paid Guarantor shall be subrogated as to any payments made by the Guarantor to the rights of Lender as against Borrower and/or any endorsers, sureties or other guarantors.

5. Guarantor agrees that suit may be brought against Guarantor and any other guarantors of the Guaranteed Obligations, jointly and severally, and against one or more of them, less than all, without impairing the rights of Lender, its successors or assigns, against the other guarantors; nor shall Lender be required to join Borrower or any other guarantor or liable party in a suit against a particular guarantor; and Lender may release Borrower and/or one or more guarantor(s) or settle with such persons or entities as Lender deems fit without releasing or impairing the rights of Lender to demand and collect the balance of such indebtedness from the other remaining guarantors not so released.

6. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that the Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

(a) Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding between Borrower and Lender, or any other person or entity, pertaining to the Guaranteed Obligations;

(b) Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor or any person or entity liable on the Guaranteed Obligations;

(c) The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other person or entity at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners, or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

(d) The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument

representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(e) Any full or partial release of the liability of Borrower on the Guaranteed Obligations or any part thereof, of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other person or entity, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties other than Borrower will be liable to perform the Guaranteed Obligations, or Lender will look to other parties to perform the Guaranteed Obligations;

(f) The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(g) Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(h) The failure of Lender or any other person or entity to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(i) The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations;

(j) Any payment by Borrower to Lender is held to constitute a preference under the bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else;

(k) Any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence,

circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations; or

(l) The fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including without limitation by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws.

7. In the event any payment by Borrower or any other guarantor of all or part of the Guaranteed Obligations to Lender is held to be a preference under the bankruptcy laws, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or by such guarantor to Lender shall not constitute a release of Guarantor from any liability respecting payment of the Guaranteed Obligations, and Guarantor agrees to pay such amount to Lender upon demand.

8. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in the Guaranteed Obligations or in this Guaranty, in any note or other instrument, or in any documents securing payment thereof or hereof, or otherwise relating thereto or hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws. If any excess of interest in such respect is provided for, or shall be adjudged to be so provided for, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Guarantor nor Guarantor's heirs, successors, or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is the excess of the maximum amount permitted by such laws, (c) any such excess which may have been collected shall be, at Lender's option, either applied as a credit against the then unpaid principal amount owing on the Guaranteed Obligations, or refunded, and (d) the effective rate of interest covered by this Guaranty shall be automatically subject to reduction to the maximum lawful rate allowed under applicable usury laws.

9. This Guaranty is for the benefit of Lender, and for such other persons and entities as may from time to time become or be the holders of any Guaranteed Obligations; and this Guaranty shall be transferable and negotiable, with the same force and effect and to the same extent as the Guaranteed Obligations may be transferable, it being understood that upon the assignment or transfer by Lender of any Guaranteed Obligations, the legal holder of such Guaranteed Obligations shall have all of the rights granted to Lender under this Guaranty.

10. Payment of all amounts hereunder shall be made at the offices of Lender.

11. The term "Other Indebtedness" as used herein means all indebtedness, if any, of Borrower to Lender other than the Guaranteed Obligations. If, at any time, there is Other Indebtedness, (a) Lender, without in any manner impairing its rights hereunder, may, at its option, but subject to the requirements of the Credit Agreement which shall prevail in the case of any conflict between the Credit Agreement and this Guaranty, exercise rights of offset by applying any deposit balances to the credit of Borrower, first, to the Other Indebtedness, and the balance, if any, to the Guaranteed Obligations, and (b) except as stated in the last sentence of this

paragraph, Lender may apply all amounts realized by Lender from collateral or security held by Lender of the payment of Borrower's indebtedness, first, to the Other Indebtedness and the balance, if any, to the Guaranteed Obligations. If a particular security instrument expressly requires an application different from that permitted under the preceding sentence, proceeds realized by Lender from such security instrument shall be applied as provided in such instrument.

12. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor or by depositing the same in the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the address shown below or to such other address as the intended recipient may have specified in a prior written notice received by the sender (and if so given, shall be deemed given when mailed).

13. This Guaranty shall not be wholly or partially satisfied or extinguished by Guarantor's partial payment of any amount due on the Guaranteed Obligations, but shall continue in full force and effect as against Guarantor for the full amount of the Guaranteed Obligations until payment in full thereof.

14. This Guaranty shall be binding upon Guarantor, its successors and assigns and shall inure to the benefit of, and be enforceable by the Lender and its successors and assigns and each and every other person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations.

15. The release by Lender of Borrower or one or more other guarantors of all or part of the Guaranteed Obligations shall not affect the Guarantor, who shall remain fully liable in accordance with the terms of this Guaranty.

16. This Guaranty, whether continuing, specific, and/or limited, shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty agreements by Guarantor or other persons or entities, in favor of Lender or assigned to Lender by others. This Guaranty is in addition to and not in substitution, replacement or extinguishment of any other prior guaranties of the Guarantor covering the Guaranteed Obligations.

17. Guarantor represents and warrants that (i) this Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is or will become, on or after the date hereof, indebted; (ii) Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with Guarantor constitutes an unreasonably small amount of capital; or (iii) Guarantor does not intend to incur debts that will be beyond the Guarantor's ability to pay as such debts mature.

18. This Guaranty shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State of Texas.

19. Guarantor hereby represents and warrants to the Lender as follows:

(a) Financial Statements. Any financial statements and data which have heretofore been given to the Lender with respect to the Guarantor fairly present in all material respects the financial condition of the Guarantor as of the date thereof, and, since the date thereof, there has been no material adverse change in the financial condition of the Guarantor. On or before December 31 of each calendar year, Guarantor shall promptly deliver to the Lender, in form and reporting basis satisfactory to the Lender, current annual financial statements of the Guarantor, including without limitation, a balance sheet and a statement of cash flow and a statement of contingent liabilities and such comments and financial details as are usually included in similar reports. In addition to the financial statements required above, the Guarantor shall provide the Lender with a copy of all of his income tax returns within thirty days following the dates such returns are filed with the Internal Revenue Service.

(b) Address. The address of the Guarantor as specified below is true and correct and until the Lender shall have actually received a written notice specifying a change of address and specifically requesting that notices be issued to such changed address, the Lender may rely on the address stated as being accurate.

20. No delay on the part of Lender in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right, nor shall any single or partial exercise of any right, power or privilege bar any further or subsequent exercise of the same or any other right, power or privilege.

21. This Guaranty shall not be changed orally, but shall be changed only by agreement in writing signed by the person against whom enforcement of such change is sought.

22. The masculine and neuter genders used herein shall each include the masculine, feminine and neuter genders and the singular number used herein shall include the plural number. The words "person" and "entity" shall include without limitation individuals, corporations, partnerships, joint ventures, associations, joint stock companies, trusts, unincorporated organizations, and governments and any agency or political subdivision thereof.

23. If any provision of this Guaranty is determined to be invalid by any court of competent jurisdiction or to be in violation of any applicable law, such invalidity or violation shall have no effect on any other provisions of this Guaranty (which shall remain valid and binding and in full force and effect) or in any other jurisdiction, and to that end the provisions of this Guaranty shall be considered severable.

24. If this Guaranty is given by a corporation, then the undersigned guaranteeing corporation does hereby acknowledge that it has investigated fully the benefits and advantages which will be derived by the undersigned from execution of this Guaranty, and the Board of Directors of the undersigned corporation has decided that, and the undersigned corporation does hereby acknowledge, warrant and represent that, a direct or an indirect benefit will accrue to the undersigned by reason of execution of this Guaranty.

25. Guarantor hereby expressly waives any right to a trial by jury in any action or legal proceeding arising out of or relating to this Guaranty or any other Loan Document for the transactions contemplated hereby or thereby.

26. All terms used herein that are not defined in this Guaranty shall have the meanings assigned to them in the Credit Agreement.

27. With respect to any and all disputes arising hereunder, the Guarantor hereby irrevocably and unconditionally:

(a) Submits for itself and its property in any legal action or proceeding relating to this Guaranty or for recognition and enforcement of any judgment in respect of any thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Southern District of Texas, and appellate courts from any thereof;

(b) Consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by first class registered or certified mail (or any substantially similar form and mail), postage prepaid, to it at its address specified on the signature page hereof; and

(d) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

28. <u>NO ORAL AGREEMENTS</u>. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED effective as of the 19 day of April, 2004.

GUARANTOR: Howard Wayland Jr

[signature]

Address: 11902 Susan Forest Ln
Houston, TX 77089

STATE OF Texas §
§
COUNTY OF Harris §

This instrument was acknowledged before me on this 19 day of April, 2004, by Alcey Hecker.

Alcey Hecker
NOTARY PUBLIC, STATE OF TX

[SEAL] ALCEY HECKER NOTARY PUBLIC STATE OF TEXAS EXPIRES JULY 8, 2007

AmStar Mortgage Quality Control Plan

Effective Date

November 1, 2002

By Howard Wayland
President
Amstar Mortgage Corporation

AMSTAR MORTGAGE CORPORATION
QUALITY CONTROL PROGRAM

OBJECTIVES OF THE PROGRAM:

AmStar Mortgage Corporation has established a Quality Control Department and Program with the objective of assuring senior management that company policy, investor guidelines and governmental regulations have been met. Additionally, the Quality Control Department will determine that loans have been originated, closed and sold using ethical business practices and procedures.

AmStar Mortgage Corporation shall maintain copies of all available HUD, VA, FHLMC, GNMA and FNMA Underwriting Guidelines. This includes handbooks, regulations, mortgagee letters, circular letters, bulletins and other instructions relevant to AmStar Mortgage Corporation origination of FHA, VA, and other type mortgages. The company will revise procedures as HUD, VA, FHLMC and FNMA make changes. These revisions will be changed within this Quality Control Program and given to all employees by fax, memo, or e-mail ensuring that each branch receives them. Employees are accountable for performance failures or errors. Each employee will have to read the quality control program, HUD manual 4060.1 as revised and HUD manual 4155 REV as a condition of employment.

PURPOSE OF THE DEPARTMENT AND PROGRAM:

The Quality Control Program is established to report and help improve the loan quality and performance on mortgage loans produced and purchased by AmStar Mortgage Corporation. Any findings will be carefully reviewed with the intent of identifying possible problems or trends that may become apparent by the use of re-verification procedures, and review credit reports and appraisals. The program's intent is to identify, by sampling techniques, over 95% of all significant errors.

AmStar Mortgage Corporation Quality Control Program calls for all discrepancies and/or deficiencies to be reported to the applicable manager or supervisor. Written explanation of the deficiencies is required. Any significant deficiency is further reported to Senior Management. Senior Management may take disciplinary action, up to and including termination of employment of the party responsible for any major deficiency. The quality control manager will look for patterns of fraud or deficiencies. If patterns are found the scope of the quality control review will be broadened to include further reviews to determine the severity of the deficiencies or fraud so corrective action can be implemented.

The Accounting and Quality Control Department is a separate and independent department, which has no connection with the production of mortgage loans. This department is responsible to enact these procedures; however, if this department can not adequately handle its workload, it may with Senior Management's approval use contract quality control services of competent Underwriters and Auditors.

THE SCOPE OF THE REVIEW PROGRAM:

The Quality Control Program calls for a full review of at least 10% of the loan production. The review process will include random sampling as well as discretionary sampling(s). The sampling will include loan production of all types - FHA, VA, and all Conventional Programs. In addition, the sample should include all underwriters, appraisers, branch offices, and third party originations. The random sampling will consist of at least 10% of all loans closed in the month prior. A random sampling of loans in process prior to closing will also is used to maintain pre-closing quality.

Discretionary sampling may include additional loans, which fall into the following classifications:

1. High risk loans, such as non-owner occupant (investor) loans, condominium loans, maximum financing loans, etc.

2. Loans originated by Country Home Mortgage, Inc. production personnel with previously identified problem loans. Discretionary samples may also be selected in cases where a production personnel has had previous deficiencies or discrepancies noted which is material to the loan(s) underwriting. This sampling could involve review of all credit documentation for each loan closed, if Senior Management should determine this is necessary.

3. Any loan that is found to default within the first (12) twelve months will be given a full post-closing audit, with special emphasis on determining the reason for the default.

DESK REVIEWS AND FIELD APPRAISAL REVIEWS:

A desk review will be performed on at least ten percent (10%) of all appraisals. These desk reviews will include the value conclusion, the appraisal data, the validity of comparables, any changes made by the underwriter and the overall quality of the appraisal.

If prior review appraisals or desk reviews reflect discrepancies or material differences in information furnished by a certain appraiser or appraisal firm, a field review may be performed or review appraisals ordered on a part or all of that appraiser's work, whether or not discrepancies are found. This would be in addition to the minimum percentages previously stated.

A field review will be performed on a minimum of ten percent (10%) of appraisals done by mortgagee staff appraisers and appraisals done by fee personnel. The underwriter, quality control personnel, will perform Field reviews on appraisals or by outside fee appraisers employed on a contract basis. This review will cover the value conclusions, the validity of the comparable properties, any changes made by the underwriter and the overall quality of the appraisal.

At least ten percent (10%) of the compliance inspections done by mortgagee staff inspectors must be field reviewed.

The desk review of the mortgage credit analysis would include the preliminary credit application, the agency/D.E. application, the credit report, the verifications of employment and deposit and other sources of funds.

To monitor the quality of data provided by the credit reporting agency used by the mortgagee, back-up credit reports must be ordered from a different agency on a minimum of ten percent (10%) of all applications or one case per month, whichever is greater.

The review of the underwriting decisions and certifications would include compliance with HUD, VA, FNMA, FHLMC or FNMA underwriting requirements, sufficiency of documentation and the soundness of underwriting judgments.

After all random and discretionary samples have been selected; all loans will be tallied to insure that the minimum percentage has been selected to satisfy all AmStar Mortgage Corporation policies, investor requirements and governmental agency regulations.

EMPLOYEES:

All company personnel are to be employees of AmStar Mortgage Corporation or its authorized employee-leasing agent. The only exception to this is personnel used as a receptionist, or consultant. These duties can only be performed by employees of the company or it's authorized agents. Before hiring potential employees for the company, the manager must check the HUD debarment and LDP lists to make sure that the applicant has not been prohibited from any HUD or VA programs. All convicted felons are prohibited from employment at the company without express written permission from the President of the company and a surety bond in favor of the company by the employee.

CHAIN OF COMMAND:

Quality Control work will be summarized into monthly reports, which will be furnished to Senior Management and to appropriate department managers/supervisors.

BRANCH REVIEW:

Representatives of the main office will visit each branch of the company at least once per year. The purpose of the visit is to make sure the branch adheres to all quality control and company policies.

REPORT DISTRIBUTION AND FOLLOW-UP GUIDELINES:

Copies of the Quality Control reports will be furnished to Senior Management and all appropriate Department Managers or Supervisors. Management will be expected to respond to the reports with their recommendations and/or decisions within 10 working days of the receipt of the report(s). Responses shall address the deficiencies or discrepancies, and will specifically detail the corrective actions, which will be taken to prevent recurrence of the deficiency as noted.

Significant problems or discrepancies that are discovered through the Quality Control audit process will be reported to AmStar Mortgage Corporation, Mortgage Investors and Regulating Agencies including FHA, VA, FHLMC, and FNMA.

Deficiencies or mistakes noted in closing and/or legal documents will be noted in the reports, and copies will be furnished to the Senior Manager.

A response to the noted deficiencies will be required from the person who performed the work, whether loan processor, loan officer, etc. Such explanation will be submitted to the quality control department within 10 working days of receipt of the notice of deficiencies. Management if necessary will review these responses, and additional corrective action will be taken if required.

DOCUMENT AND FUNCTIONS TO BE AUDITED:

There will be a complete review of the mortgage credit analysis/transmittal including but not limited to: the preliminary credit application, the final typed application, the credit report, all verifications of employment and deposit and other source(s) of funds for closing. The review of the underwriting decisions and certifications will include compliance with HUD Underwriting Requirements, VA Guidelines, FNMA/FHLMC Guidelines and Criteria, and the sufficiency of the documentation and soundness of underwriting judgments or decisions. In addition, all RESPA, Regulation Z, Truth-in-Lending and other legal requirements will be checked for its completeness and accuracy. The documents to be reviewed include, but are limited to:

Regulatory Items:

1. The original and final application 1003- look for major discrepancies and that the borrower signed the documents. ALL HUD/FHA loans that are not refinances must have a face-to-face interview with the borrowers. In any event a face-to-face interview must be taken prior to signing the HUD 92900 application. This application should list all assets, income and liabilities of the borrowers.
2. Review of the Good Faith Estimate- Determine that the fees quoted are reasonably accurate with the HUD1. Determine that the Good Faith Estimate was sent out within 72 hours. Make sure all fees charged are allowable charges based on HUD, state and local laws and guidelines.
3. Mortgage Broker Agreement- In states that require a mortgage broker agreement, make sure that it is within the file and that the fees charges were clearly disclosed to the borrowers and within the guidelines of the state or local laws and requirements.

4. Truth-in-Lending- Review both the initial and final truth-in-lending documents for accuracy and compliance with Regulation Z. Also note major changes within the initial and final Truth-in-Lending documents. The Truth-in Lending was sent out to the buyer within 72 hours of the application. If changes are made do to loan program, fees or rate, make sure a new Truth-in-Lending statement was sent out within 72 hours of the change.
5. RESPA Disclosure, ECOA Notice, Occupancy Statements, and other disclosures- Make sure that all applicable disclosures and signed and dated.
6. FHA Disclosure Statement- Make sure that the FHA Disclosure Statement was signed by all parties of the transaction.
7. FHA MIP Information Letter / Notice to Homeowner- These notices have been signed by the borrowers on all FHA loans.
8. VA Assumption Policy Notice- Review that it is signed on all borrowers on VA loans.
9. VA Federal Collection Policy Notice- Review this document for accuracy and signatures by the borrowers on VA loans only.
10. VA Debt Questionnaire- Review this document for accuracy and signatures by the Veteran on all VA loans.
11. HMDA Closing Report- Make sure that on every approved and rejected loan a completed HMDA report to HUD is completed.
12. State Required Disclosures- Make sure that all disclosures for the state that the loan was made was signed and disclosed properly to the borrowers.

Processing Items:

1. Verification of Employment (VOE)- Re-verify all VOEs on all borrowers for current and previous employment for the past two years. Make sure that the documents reflect accurate information for the dates of employment, current salary, previous salary, and that it was signed by personal that was authorized to sign the information. Also make sure that check stubs, W-2's and/or Income tax returns reflect the same information in the VOEs.
2. Verification of Deposit (VOD)- Re-Verify all VODs on all borrowers bank, savings, and stock accounts. Make sure that the information was accurate and signed by the proper authorized personal at the verifying institution. Check for recent increases in these accounts and that the increase comes from verifiable sources.
3. Verification of Mortgage (VOM), Verification of rent (VOR) and Verification of Credit (VOC)- These verifications must be sent out to verify mortgage, rent and credit informational that is not listed on Credit Report. These documents will be re-verified to assure the information contained is accurate and properly signed.
4. Credit Reports- New Credit reports are to be ordered on every loan file reviewed. It must include all buyers included on the loan documents. These credit reports must be ordered from approved credit reporting companies. These credit reports must meet FHA, VA, FNMA, FHLMC or investor guidelines as applicable. All FHA and VA loans must be 3-repository in-file reports or Residential Mortgage Credit Reports using all three credit repositories. This credit information must be re-verified from a second Credit Reporting company. Note any credit that was

established prior to the closing of the loan file. Additionally, the Quality Control personal will analyze the information provided by the original credit report for accuracy. All credit reports that were ordered during processing must be submitted to the underwriter and HUD on all FHA loans.

5. Alternate Documentation- This includes W-2s, Check stubs, Bank statements, canceled rent checks, and income tax returns. These items must match corresponding verifications or have been verifiably verified with a call log in the file. Late payments, insufficient fund balances must be addressed and adequately documented within the file. These items must be re-verified. A call log must also be in the file if alternative documentation processing was the only method to retrieve this information.
6. Self-employed- All self-employed borrowers must provide a business financial statement, and business credit report. Also company and individual tax returns should be given signed by the applicants. These items should be used to qualify the borrowers. The income should derive by averaging the last two years of personal tax returns the profit earned on the Profit and Loss sheet. Appropriate adjustments should be made as investor guidelines direct. Any profit or loss from the business tax returns may be factored in this calculation based upon the applicant's percentage ownership rights within the company. This should be divided by the number of months covered by the income period.
7. Divorce decrees- All applicants must be asked if they have been divorced. If they have, a copy of the divorce decree must be obtained to ascertain their liability and child support payments. This must be re-verified by the quality control personnel.
8. Bankruptcy Papers- All bankruptcy petitions and discharges must be obtained on any borrower who has had a bankruptcy within the past 7 years.
9. Lease Agreements or Real Property Sales Contracts- Borrowers who have other houses must provide proof of lease, sale, or an explanation as to the disposition of the other residential real property. This information should be re-verified by the quality control personnel.
10. Gift Letters- All gift letters must contain the 1010 warning and be from a relative to be satisfactory to meet the down payment requirements along with the borrowers personal funds. Relationship of the parties must be established in the letter. These gifts must be documented prior to in the donors account and subsequently re-verified in the borrowers account or brought to closing by the donor directly. Copies of these checks must be maintained within the file. Gift letters should also state that the money required by the borrower was a gift without any of the money to be repaid to the giver. On conventional loans, lenders underwriting requirements supercede the above.
11. FHA Firm Commitment, VA Certificate of Commitment (if applicable) and conventional Transmittal Summary (1008)- Make sure all conditions on these approvals have been met when closed.
12. FHA Mortgage Credit Analysis Worksheet (MCAW), VA Loan Analysis (must be signed by the underwriter)- These documents must have no changes that have not been initialed by the underwriter. The underwriter must have signed these documents.

13. Final Application (FHA-92900, VA-1802, ad Conventional – 1003)- These documents must be signed by underwriters. They should reflect exactly the information proven by the credit documentation that has been received by the company. This information should be reanalyzed with the new verified information being received by the quality control personnel. Any discrepancies to this should be noted. All judgments on the credit report were listed on the HUD-92900 with an explanation. Any conflicting information was resolved and verified prior to submission to HUD.
14. Underwriting- If the company underwrote the file, then the underwriter was accurate and complete in his/her underwriting.

Legal and Closing Documents:

1. Deed of Trust Note or Mortgage Note- All borrowers should have been signed this document at the closing. It should accurately reflect the rate and term on the application.
2. Deed of Trust of Mortgage- Borrowers should have signed this document at the time of closing. All riders should also be signed at closing.
3. Warranty Deed- The seller should have made a deed in favor of the buyers at closing. This document should be in the closing file.
4. Title Policy- A title insurance policy reflecting the company as a first lien holder on the property without any encumbrances except normal property taxing entities should be included in the loan file. The title policy should determine whom the seller is and that there are no "strawbuyers" in the transaction.
5. Survey- A survey should be included on all property where the title insurance company makes and exception on its insurance commitment regarding the boundaries of the property. This survey should show that the improvements are completely within the boundaries of the property.
6. Settlement Statement (HUD-1)- The HUD-1 should be reviewed to make sure that the minimum investment required by HUD, VA, or conventional lenders. The HUD-1 is accurate and is certified by the closer.
7. Hazard Insurance Policy / Flood Insurance Policy- The property being secured by a first lien mortgage should have adequate hazard insurance from a reputable insurance company. This coverage should be in force at the time of closing. A flood insurance policy is to be effective on all homes within the 100-year flood plain. Reviewing flood maps or obtaining a Flood Certification can determine this need.
8. Program Disclosures (as applicable)
9. Mortgage Insurance Premium (MIP), VA funding fee or Private mortgage insurance (PMI)- The premium on these mortgage insurance policies should be paid within 15 days of closing. A copy of the Insurance certificate should be obtained for company files (FHA MIC, VA Guarantee, and Private Mortgage Insurance Policy). When the loan is submitted for endorsement for HUD, VA or conventional MIC, VA Guarantee, or PMI that it is current.
10. HMDA- HMDA information should be kept at each branch and the home office. This information should be reported to HUD.

11. Occupancy- Property that is owner occupied should be checked to determine whether the mortgagor transferred the property to a "straw buyer".
12. HUD I – The HUD I must be signed by all parties and not show all funds distributed in the transaction. Any yield-spread premiums (YSP's) must also be disclosed. Fees on the HUD I should reasonable match the Good Faith Estimate.

A detailed review of all necessary documents will be performed by Quality Control personnel or outside audit services. Any major discrepancy found by the Quality Control personnel will be reported the HUD regional office in the jurisdiction of the branch. It will also be reported to senior management of the company and to any state regulatory authorities. Record of all Quality Control findings and actions taken will be dept at the home office and maintain at the Quality control office for the company. Files should be reviewed on a quarterly basis, with action to be performed within 90 days of closing. The branch manager should review all rejected loans to assure that no discrimination has occurred on the file. He/she should concur with the rejection prior to declination of the file.

FOLLOW-UP PROCEDURES ON RE-VERIFICATION OF DOCUMENTS:

All applicable documents, which can be re-verified, will be re-verified. Return re-verifications will be maintained in the quality control file until all items are returned or the file "closed" due to lack of response. A minimum of two (2) requests will be sent on each re-verification.

If the returned information on the re-verification of employment, deposit, rental, mortgage or direct credit is significantly different from the original information, a written request for clarification will be sent to the person who prepared the original verification and/or re-verification as appropriate. Any true discrepancies will be reported to Senior Management for corrective or disciplinary action.

If the employee of Amstar or buyer signed blank relevant documents, then all corrections or blanks are to be initialed by the mortgagor or employee (this is not encouraged by the company).

If the audit credit report shows a significant number of accounts which did not appear on the first report (with opening dates prior to the original report), or if the audit report reveals any adverse ratings or public records findings that did not appear on the original report, the initial credit reporting agency will be contacted by mail and requested to furnish a written explanation of the differences in the reports. The Quality Control department will recommend to Senior Management that AmStar Mortgage Corporation. discontinue accepting credit reports from credit reporting agencies that are suspected of providing substandard or deficient reports or service.

In the event that an outside Fee Appraiser or Quality Control personnel recommend that a new appraisal be obtained due to inaccurate information in the original appraisal report, Senior management will be advised, and when necessary, a complete new appraisal may be ordered.

In cases where FHA or VA have issued a Conditional Commitment or Certificate of Reasonable Value based on the Uniform Residential Appraisal Report completed by independent fee

appraisers who are on agency fee panels, copies of the review appraisal, together with a copy of the original report will be sent to FHA or VA as appropriate.

On conventional appraisals, when the review appraiser or quality control personnel discover inaccuracies or deficiencies, a request for clarification and an explanation will be requested of the original appraiser. The Quality Control Department will review the response. Should it be determined that a pattern of substandard appraisals are being furnished by an appraiser or appraisal firm, Country Home Mortgage, Inc. will discontinue accepting their appraisal reports. Management will maintain a list of approved appraisers, and any appraiser found to furnish substandard appraisal reports would be removed from AmStar Mortgage Corporation approved appraiser list.

Overage charges should be monitored and supervised to prevent illegal discrimination or violations of tiered pricing. Additionally, reviews should be made to determine if any predatory pricing activities have occurred within an office.

RECORD MAINTENANCE:

Logbooks will be maintained on all files selected for audit. This logbook will include at least: the borrower's name, loan officer, loan processor and date funded. The log will notate the date the re-verification process is completed, the date the legal document review is completed, the date the underwriting review is completed and the date the audit is complete or the file closed out.

TOTAL QUALITY ASSURANCE

To maintain total quality all employees must read this manual and acknowledge its contents. Each employee must attempt to maintain the highest quality of mortgage quality with the minimization of the potential for fraud. It is encouraged that all employees read the HUD 4155 Rev and the VA Handbook to assist in their knowledge of the industry.

The undersigned agrees to accept this plan and adhere to it.

______________________________ ______________

Branch manager Date